UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
 Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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HAEMONETICS CORPORATION
(Name of Registrant as Specified in Its Charter)

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OUR PURPOSE we make it possible you make it matter We challenge ourselves every day to drive greater possibilities and meaningfully advance healthcare.

Haemonetics provides a suite of innovative medical technology solutions that improve the quality, effectiveness and efficiency of care. We challenge ourselves to think big and make new possibilities a reality, so that our customers can make it matter for patients, every single day.
WHAT WE DO
For commercial plasma, we offer innovative technologies that enable high plasma yield collections, improve productivity and quality in our customers’ centers and enhance the overall donor experience.
For hospitals, we provide information and solutions that enable healthcare professionals to improve patient care and economic outcomes in critical settings.
For blood centers, we advance products and services to help ensure blood safety, improve operational efficiency and collect the blood components in the greatest demand.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Thursday, July 25, 2024
8:00 A.M. Eastern Time
125 Summer Street, Boston, Massachusetts 02110
To Our Shareholders:
The 2024 Annual Meeting of Shareholders of Haemonetics Corporation, a Massachusetts corporation (the "Company"), will be held on Thursday, July 25, 2024 at 8:00 A.M., Eastern Time, at the offices of the Company, 125 Summer Street, Boston, Massachusetts 02110, for the following purposes:

1 To elect the nine director nominees named in the proxy statement to one-year terms expiring in 2025;
2 To approve, on an advisory basis, the compensation of our named executive officers;
3 To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2025; and
4 To transact such other business as may properly come before the meeting.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Shareholders.
We are pleased to continue utilizing the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the meeting. On or about June 10, 2024, we will mail to our shareholders of record as of May 22, 2024, the record date for the meeting, a Shareholder Meeting Notice and Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2024 Annual Report to Shareholders (unless the shareholder previously requested electronic or paper delivery on an ongoing basis).
Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote your shares. Accordingly, we request that as soon as possible you vote via the Internet or, if you have received printed proxy materials, you vote via the Internet, by telephone or by mailing your completed proxy card or voter instruction form.
By Order of the Board of Directors
Michelle L. Basil
Corporate Secretary
Boston, Massachusetts
June 7, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 25, 2024: This proxy statement and the Company’s 2024 Annual Report to Shareholders are available at www.envisionreports.com/HAE.

HAEMONETICS CORPORATION | 2024 Proxy Statement     1

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PROXY STATEMENT SUMMARY
This summary highlights selected information in this proxy statement (this "Proxy Statement"), which is being furnished in connection with the solicitation of proxies by Haemonetics Corporation for use at the 2024 Annual Meeting of Shareholders. Please review this entire Proxy Statement before voting. References in this Proxy Statement to "Haemonetics," the "Company," "we," "us" or "our" refer to Haemonetics Corporation.

Voting Roadmap
2024 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday, July 25, 2024 at 8:00 A.M., Eastern Time
Place:	Haemonetics Corporation 125 Summer Street Boston, MA 02110
Commence Mail Date:	On or about June 10, 2024
Record Date:	May 22, 2024
MEETING AGENDA AND VOTING RECOMMENDATIONS

Voting Items		Board Recommendation	For Further Information
1	Election of nine director nominees named in this Proxy Statement for one-year terms expiring at the 2025 Annual Meeting of Shareholders	FOR each director nominee	Page 9
2	Approval, on an advisory basis, of our named executive officers’ compensation	FOR	Page 19
3	Ratification of our independent registered public accounting firm for fiscal 2025	FOR	Page 49
HOW TO VOTE

ONLINE	BY PHONE	BY MAIL	IN PERSON
Go to www.envisionreports.com/HAE and enter the 15-digit control number provided on your proxy card or voting instruction form.
If you received a paper copy of your proxy materials by mail, call the number on your proxy card or voting instruction form. You will need the 15-digit control number provided on your proxy card or voting instruction form.
		If you received a paper copy of your proxy materials by mail, complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.	See the instructions beginning on page 55 regarding how to attend and vote in person at the meeting.

HAEMONETICS CORPORATION | 2024 Proxy Statement     3

Performance Highlights
Haemonetics is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. We view our operations and manage our business in three principal reporting segments: Plasma, Blood Center and Hospital. The Company's common stock trades on the New York Stock Exchange ("NYSE") under the symbol "HAE."
Fiscal 2024 was a positive year for Haemonetics, as we experienced continued strong demand for our products and delivered for customers despite a challenging and uncertain macroeconomic environment. Throughout fiscal 2024, we advanced our market leadership and portfolio evolution by investing selectively, acquiring attractive new products and rationalizing non-strategic assets while continuing to meet strong demand for our products. In Plasma, we strengthened our reputation by overcoming hurdles to support all of our customers through consecutive years of unprecedented growth, rolled out Persona® and NexLynk DMS® software upgrades and introduced our new Express® Plus technology. In Hospital, we delivered our third consecutive year of high-teens organic revenue growth and took steps to accelerate inorganic growth with our acquisitions of OpSens Inc. and Attune Medical (the latter of which closed in early fiscal 2025). Through strategic portfolio rationalization initiatives and a heightened focus on global apheresis, we also took steps to improve the margin profile and durable contribution of our Blood Center business. Additionally, we continued our pursuit of improved productivity, delivering further Operational Excellence Program savings and embedding these skills in the fabric of our organization. Midway through our long-range plan targeting transformational growth, diversification and sustainability in our business, Haemonetics remains on track to deliver increased value to our customers and our shareholders.
For further discussion of our fiscal 2024 business highlights and how our fiscal 2024 performance affected our Named Executive Officers' compensation, please see our Compensation Discussion and Analysis beginning on page 22. For additional information on our fiscal 2024 financial results please see our Annual Report on Form 10-K for the fiscal year ended March 30, 2024.

Governance Highlights
In August 2023, the Board elected Diane M. Bryant as a director following the retirement of Catherine M. Burzik. The following "Governance Highlights" are for the nine Board members nominated for re-election at our 2024 Annual Meeting of Shareholders, including Ms. Bryant, all of whom (with the exception of Christopher A. Simon, our President and Chief Executive Officer) are independent.
BOARD COMPOSITION SNAPSHOT

DIRECTOR TENURE						AVERAGE DIRECTOR AGE
0-3 years			3-7 years	7+ years		67.1 years
2 Directors			4 Directors	3 Directors

DIRECTOR DIVERSITY (SELF-IDENTIFIED)						AVERAGE DIRECTOR TENURE
6.9 years

Gender Diversity			Racial/Ethnic Diversity	U.S. Military Veterans
3 Directors			1 Director	2 Directors

INDEPENDENCE
Independent
8 Directors (including Board Chair)
Bryant	Pomeroy	Zane	Johnson	Johnson	Simon

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BOARD MEMBERS

Name and Principal Professional Experience	Age	Director Since	Independent	Committee Membership
DIRECTOR NOMINEES
Christopher A. Simon President and Chief Executive Officer, Haemonetics	60	2016		N/A
Robert E. Abernathy Retired Chairman and Chief Executive Officer, Halyard Health, Inc.	69	2017	✓	Compensation Governance and Compliance
Diane M. Bryant Former Chairman and Chief Executive Officer, NovaSignal Corp.	62	2023	✓	Compensation Technology
Michael J. Coyle Former President and Chief Executive Officer, iRhythm Technologies, Inc.	62	2020	✓	Audit Technology
Charles J. Dockendorff Retired Executive Vice President and Chief Financial Officer, Covidien plc	69	2014	✓	Audit Governance and Compliance
Lloyd E. Johnson Retired Global Managing Director, Finance and Internal Audit, Accenture Corporation	70	2021	✓	Audit Governance and Compliance
Mark W. Kroll, Ph.D. Retired Senior Executive Officer, St. Jude Medical, Inc.	71	2006	✓	Compensation Technology
Claire Pomeroy, M.D., M.B.A. President, Albert and Mary Lasker Foundation	69	2019	✓	Compensation Technology
Ellen M. Zane (Board Chair) CEO Emeritus of Tufts Medical Center	72	2018	✓	Governance and Compliance
Committee Chair
INDEPENDENT DIRECTOR QUALIFICATIONS
As discussed below under “Board Composition and the Director Nomination Process” (beginning on page 9), the Governance and Compliance Committee is responsible for reviewing and assessing the appropriate skills, experience and backgrounds that should be reflected in the composition of the Board. The experience, expertise and diversity represented by the Board as a collective body allow the Board to lead Haemonetics in a manner that serves its shareholders’ interests appropriately. The Governance and Compliance Committee believes that the independent directors on our Board have an effective mix of experience, qualifications, attributes and skills that are important to our business, which include:
CEO or direct profit and
loss accountability
Accountability for medical affairs or
relevant clinical or R&D activities
Responsibility for product development,
innovation and technology

Responsibility or accountability
for enterprise risk management
Other public company
board experience
Responsibility for
operational effectiveness

Experience in financial
compliance and reporting
Responsibility for corporate
strategic planning or major output

Mergers and acquisitions experience
HAEMONETICS CORPORATION | 2024 Proxy Statement     5

BOARD REFRESHMENT
The Board does not endorse arbitrary term limits for director service, nor does it believe in automatic re-nomination until directors reach a mandatory retirement age. The Board and each committee of the Board conduct an annual self-evaluation of their performance, which is an important determinant for Board refreshment. Director feedback solicited from the formal self-evaluation process is discussed during Board and committee meetings and, where appropriate, addressed with management. The Board's annual self-evaluation process also includes an individual Board member peer review component. The director peer review process was facilitated by our Board Chair in fiscal 2024 with feedback provided to each individual director.
As provided in the Company’s Principles of Corporate Governance, directors generally will not be nominated for re-election at any annual meeting of shareholders following their 75th birthday. To further promote refreshment, and as an alternative to term limits, the Principles of Corporate Governance also provide that the Board will seek to maintain an average tenure of ten years or less for its independent Board members as a group (see "Board Composition Snapshot" on page 4 for the current average tenure of our independent Board members). The Board maintains discretion in each case to waive these guidelines for a director if it deems such waiver to be in the best interests of the Company.
How We Think About Board Refreshment
BEST PRACTICES
We are committed to high standards in corporate governance and creating a corporate governance environment that supports the long-term success of our Company. Our governance practices include the following:

BOARD PRACTICES	SHAREHOLDER PRACTICES
✓  Independent Board Chair and directors (other than CEO)
✓  Committees consist solely of independent directors
✓  Annual election of directors
✓  Regular executive sessions of independent directors
✓  Board oversight of risk management and compliance
✓  Annual Board and standing committee evaluations, including individual Board member peer review
✓  Guidelines to promote refreshment, including age 75 retirement and average director tenure of ten years or less

✓  Transparent and active shareholder engagement (outreach to over 52% of shares outstanding in each of last six years)
✓  Annual say-on-pay advisory vote, with over 94% approval in each of the last nine years
✓  Majority voting provisions in Charter and By-Laws
✓  Shareholder right to call special meetings
✓  Director resignation policy if a director does not obtain a majority of the votes cast in an uncontested election
✓  No shareholder rights plan (i.e., a "poison pill")

OTHER BEST PRACTICES
✓ Maintain strong executive compensation governance and pay practices (see "Strong Governance and Pay Practices" beginning on page 25)
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SHAREHOLDER OUTREACH
The Company is committed to transparent and active engagement with its shareholders. On an ongoing basis, members of senior management meet with shareholders to discuss the Company's business fundamentals, performance and long-term outlook. Our Board also proactively engages with shareholders on governance and executive compensation matters and other topics of shareholder interest. During the fall and winter of fiscal 2024, our Board Chair (who also Chairs our Governance and Compliance Committee) and our Compensation Committee Chair offered meetings to shareholders that collectively held nearly 58% of our shares outstanding. Together with members of our Legal and Investor Relations teams, these Board members met in the fourth quarter of fiscal 2024 with shareholders representing nearly 35% of shares outstanding to discuss, among other things, Haemonetics' corporate strategy and performance, board diversity and refreshment, executive compensation, corporate responsibility and other governance matters. Details of shareholder feedback are discussed throughout this Proxy Statement.
For information on how to contact our Board please see "Communications with the Board of Directors" on page 14.
CORPORATE RESPONSIBILITY
At Haemonetics, our corporate responsibility programs and practices inform our corporate strategy and support our Purpose as we strive to drive greater possibilities and meaningfully advance healthcare. How we do this work is equally important.
We are committed to taking the necessary steps across all parts of our business to ensure the long-term health and success of our Company, our colleagues, our customers and our communities. Haemonetics’ corporate responsibility framework augments our corporate strategy by proactively identifying and managing the environmental, social and governance, or ESG, risks and opportunities relevant to our Company and those we serve across four sustainability pillars, as represented in the graphic below:
For more information, please see our 2022 Corporate Responsibility Report available on our website at www.haemonetics.com. We currently expect to publish our next Corporate Responsibility report in spring 2025. The 2022 Corporate Responsibility Report and other information on our website are not incorporated by reference into, and do not form any part of, this Proxy Statement.
HAEMONETICS CORPORATION | 2024 Proxy Statement     7

Performance Highlights
ELEMENTS OF TOTAL COMPENSATION
When setting compensation for our Named Executive Officers, or NEOs, the Compensation Committee focuses on total direct compensation. Total direct compensation includes three major components – base salary, annual short-term incentive compensation and annual long-term incentive compensation – all of which are designed to work together to drive a complementary set of behaviors and outcomes. The following chart illustrates, for fiscal 2024, the target annual compensation mix among the three elements of direct compensation for our Chief Executive Officer and, on average, for our other NEOs. For more information, see "Target Annual Compensation Mix" on page 29.
(1)Long-term incentive compensation reflects grant value of fiscal 2024 annual long-term incentive awards granted to our Named Executive Officers. For more information, see "Individual Fiscal 2024 Long-Term Incentive Awards" beginning on page 33.

Cautionary Note Regarding Forward-Looking Statements
Any statements contained in this Proxy Statement that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this Proxy Statement may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products and plans or objectives related to the Operational Excellence Program and portfolio rationalization initiatives; (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the Company's share repurchase program; (iii) the impact of inflationary pressures in our global manufacturing and supply chain; and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 30, 2024 under the headings "Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors" and in our other filings with the Securities and Exchange Commission ("SEC"). The Company does not undertake to update these forward-looking statements.
This Proxy Statement contains statements regarding individual and Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation plans and programs and should not be understood to be statements of management's future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.
8     HAEMONETICS CORPORATION | 2024 Proxy Statement

ITEM 1—ELECTION OF DIRECTORS
Our Board currently has nine members, each of whom is standing for election at our 2024 Annual Meeting of Shareholders (see "Director Nominees" beginning on page 10). If elected, each director will serve for a one-year term expiring at our 2025 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. We believe that each nominee will be able and willing to serve if elected. However, if any nominee should become unable for any reason or unwilling to serve, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce the number of directors.

☑
Our Board unanimously recommends that you vote FOR each of the nominees for director named in this Proxy Statement. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at the meeting. Abstentions and broker non-votes will not have any effect on this proposal. Accordingly, the nominees receiving the highest number of “for” votes at the meeting will be elected as directors. However, under a policy adopted by the Board, in an uncontested election, any nominee for director who does not receive the favorable vote of at least a majority of the votes cast with respect to such director is required to tender his or her resignation to the Board, which will consider whether to accept the resignation. This is an uncontested election of directors because the number of nominees for director does not exceed the number of directors to be elected. The persons named in the accompanying proxy will vote all duly submitted proxies FOR the nominees listed below (see "Director Nominees" beginning on page 10) unless instructed otherwise.

Haemonetics Board of Directors
BOARD COMPOSITION AND THE DIRECTOR NOMINATION PROCESS
The Governance and Compliance Committee is responsible for reviewing and assessing the appropriate skills, experience and background required for the Board. Because our business operates in regulated healthcare markets around the globe and encompasses research and development, manufacturing and marketing functions that are subject to technological and market changes, the skills, experience and backgrounds that are needed are diverse.
While the priority and emphasis of each factor changes from time to time to take into account the current needs of the Company, the aim is to have a diverse portfolio of talents and backgrounds, including diversity with respect to age, gender, race, ethnicity and experience in aspects of business or technology relevant to the Company’s business. The Governance and Compliance Committee and the Board review and assess the importance of these factors as part of the Board’s annual self-evaluation process, and the Governance and Compliance Committee at least annually reviews and reports to the Board on what skills and characteristics it believes are reflected in the Board and what additional qualifications should be sought in new directors to augment the skills and expertise on the Board. These steps are intended to ensure that the Company continues to create and sustain a Board that can support and effectively oversee the Company’s business.
Although the Board has not adopted any absolute prerequisites for Board service, the Governance and Compliance Committee considers the following minimum criteria when identifying nominees:

Background	Qualifications
His or her skills, experience and acumen as they relate to the Company's needs and the current state of its markets	His or her independence from the Company and management, as defined under SEC and NYSE rules
His or her integrity, independence, diversity, experience, leadership and ability to exercise sound judgment	His or her contemporaneous service on other public company boards of directors and related committees
His or her knowledge of the healthcare sector and the markets in which the Company participates	His or her ability to participate fully in Board activities and represent the Company's stakeholders
Our Board believes that each of its members must be willing and able to devote the substantial time required to carry out the duties and responsibilities of directors. Under our Principles of Corporate Governance, directors are prohibited from serving on more than four other public company boards (in addition to our Board) without the approval of our Board (for more information, see "Board and Committee Service Limitation" on page 16). In the case of directors being considered for re-nomination to the Board, the Governance and Compliance Committee will also take into consideration the director’s history of attendance at Board and committee meetings, tenure as a member of the Board and preparation for and participation in such meetings.
The Governance and Compliance Committee has evaluated and maintains that each of our director nominees for re-election at the 2024 Annual Meeting of Shareholders has proven the ability to commit sufficient time and capacity to Board duties and to otherwise fulfill the responsibilities required of directors. Such demonstration is evidenced by Board and committee meeting attendance records and preparation, contributions to Board discussions and decision-making and engagement with other members of the Board and management. Additionally, all of our directors are in compliance with our policy regarding public company board service limits, as described above.
HAEMONETICS CORPORATION | 2024 Proxy Statement     9

DIRECTOR NOMINEES
PRESENT TERMS EXPIRING IN 2024 AND PROPOSED TERMS TO EXPIRE IN 2025

Age: 60	CHRISTOPHER A. SIMON President and Chief Executive Officer, Haemonetics Corporation

Mr. Simon is President and Chief Executive Officer of the Company. He joined Haemonetics in May 2016 and our Board in September 2016. Mr. Simon previously served as a Senior Partner of McKinsey & Company where he led the Global Medical Products Practice. Mr. Simon served as a consultant with McKinsey & Company beginning in 1993 and was the lead partner for McKinsey & Company’s strategy review with Haemonetics that began in October 2015, where he gained invaluable insights into the Company’s business and markets. Prior to his career at McKinsey & Company, Mr. Simon served in commercial roles with Baxter Healthcare Corporation and as a U.S. Army Infantry Officer in Korea with the 1st Ranger Battalion. He also currently serves on the Board of Directors of AdvaMed, a global trade association of companies that develop, produce, manufacture and market medical technologies. Mr. Simon earned a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania and an M.B.A. from Harvard Business School.
Skills and Qualifications:
As President and Chief Executive Officer of the Company, Mr. Simon provides the Board with an intensive understanding of the Company's business, operations and strategy. Mr. Simon also brings to the Board more than 20 years of experience in helping businesses transform and grow.

Independent Age: 69 Other Public Co. Board Service: •Avient Corp.	ROBERT E. ABERNATHY Retired Chairman and Chief Executive Officer, Halyard Health, Inc.

Mr. Abernathy joined our Board in October 2017 and is Chair of the Compensation Committee and a member of the Governance and Compliance Committee. Mr. Abernathy served as Chairman of the Board of Directors and Chief Executive Officer of Halyard Health Inc., a publicly-traded medical technology company and spin-off from Kimberly-Clark, from October 2014 until his retirement in June 2017 (he continued as Chairman until September 2017). Mr. Abernathy joined Kimberly-Clark, a global personal care products company, in 1982 and held numerous roles of increasing responsibility, including President of Kimberly-Clark’s Global Health Care business, Group President, Developing & Emerging Markets, Managing Director, Kimberly-Clark Australia and President, North Atlantic Consumer Products.
Skills and Qualifications:
Mr. Abernathy brings to the Board extensive leadership experience in the healthcare industry and in international operations, including in-depth knowledge and insight on the needs of healthcare providers and patients and enterprise risk management matters.

Independent Age: 62 Other Public Co. Board Service: •Broadcom Inc.	DIANE M. BRYANT Former Chairman and Chief Executive Officer, NovaSignal Corp.

Ms. Bryant joined our Board in August 2023 and is a member of both the Compensation Committee and the Technology Committee. Ms. Bryant previously served as Chairman and Chief Executive Officer of NovaSignal Corp., a medical technology and data company specializing in the assessment and management of brain health, from June 2020 until its acquisition in July 2023. She previously served as Chief Operating Officer of Google Cloud (cloud computing services) from December 2017 to July 2018 and, prior to Google Cloud, spent 32 years at Intel Corporation where she held numerous leadership positions of increasing responsibility, including Group President of the Data Center Group. Bryant was named one of Fortune's 50 Most Powerful Women in Business in 2015 and 2016. In addition to her public company board service, Ms. Bryant serves on the Chancellor's Board of Advisors at the University of California, Davis. She also previously served as a director of United Technologies Corporation from January 2017 until its acquisition by Raytheon Company in April 2020.
Skills and Qualifications:
As a seasoned business leader with prominent global technology organizations, Ms. Bryant brings significant expertise and strategic insight to our Board in the areas of technology and innovation, cybersecurity, software/cloud computing, business development and enterprise risk management.

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Independent Age: 62	MICHAEL J. COYLE Former President and Chief Executive Officer, iRhythm Technologies, Inc.

Mr. Coyle joined our Board in April 2020 and is a member of both the Audit Committee and the Technology Committee. Mr. Coyle previously served as the President and Chief Executive Officer of iRhythm Technologies, Inc., a digital healthcare company, from January 2021 to June 2021. From December 2009 to January 2021, Mr. Coyle served as Executive Vice President and Group President, Cardiac and Vascular Group of Medtronic plc (and its predecessor, Medtronic, Inc.), a global medical device company, where he oversaw four of the company’s business divisions. Mr. Coyle previously served as President of the Cardiac Rhythm Management division at St. Jude Medical Inc. from 2001 to 2007 and earlier in his career held numerous leadership positions at St. Jude and Eli Lilly & Company. Mr. Coyle previously served on the boards of iRhythm Technologies, Inc. and of two NASDAQ-listed medical device companies responsible for making catheter-based products. He holds six U.S. patents related to cardiovascular medical device products and technologies.
Skills and Qualifications:
Mr. Coyle's many years of executive experience in the medical device industry, including building global businesses and bringing technologies to important medical markets, provides the Board with a valuable perspective as the Company pursues growth and advances its innovation agenda. His leadership positions with global medical device companies also brings additional expertise to the Board in strategic planning, enterprise risk management, market development and international operations.

Independent Age: 69 Other Public Co. Board Service: •Boston Scientific Corporation •Hologic, Inc. •Keysight Technologies, Inc.	CHARLES J. DOCKENDORFF Retired Executive Vice President and Chief Financial Officer, Covidien plc

Mr. Dockendorff joined our Board in July 2014 and is Chair of the Audit Committee and a member of the Governance and Compliance Committee. Mr. Dockendorff served as Executive Vice President and Chief Financial Officer of Covidien plc, a global healthcare company, and its predecessor, Tyco Healthcare, from 1995 until his retirement in 2015. Mr. Dockendorff joined the Kendall Healthcare Products Company, the foundation of the Tyco Healthcare business, in 1989 as Controller and was named Vice President and Controller five years later. Prior to joining Kendall/Tyco Healthcare, Mr. Dockendorff was the Chief Financial Officer, Vice President of Finance and Treasurer of Epsco, Inc. and Infrared Industries, Inc. Earlier in his career, Mr. Dockendorff worked as an accountant for Arthur Young & Company (now Ernst & Young LLP) and the General Motors Corporation.
Skills and Qualifications:
Mr. Dockendorff is a highly-respected healthcare industry leader with extensive experience in finance and corporate management. As a retired Chief Financial Officer of a large global healthcare products company, Mr. Dockendorff brings to the Board many years of leadership experience in accounting and financial management and planning as well as enterprise risk management.

Independent Age: 70 Other Public Co. Board Service: •Apogee Enterprises, Inc. •Beazer Homes USA, Inc. •VSE Corporation	LLOYD E. JOHNSON Retired Global Managing Director, Finance and Internal Audit, Accenture Corporation

Mr. Johnson joined our Board in August 2021 and is a member of both the Audit Committee and the Governance and Compliance Committee. Mr. Johnson served as Global Managing Director, Finance and Internal Audit at Accenture Corporation from 2004 until his retirement in 2015, where he led the global management consulting company’s audit organization and provided strategic leadership in finance, risk, compliance and governance. Prior to joining Accenture, Mr. Johnson served as Executive Director, M&A and General Auditor for Delphi Automotive PLC, a global automotive technology industry leader. He has also held senior financial leadership positions at Emerson Electric Corporation, Sara Lee Corporation and Shaw Food Services. In addition to his public company board service, Mr. Johnson also serves on the boards of AARP, where he is Board Chair, and as a Board of Trustee of the University of South Carolina Business Partnership Foundation. He was named one of the "Most Influential Black Corporate Directors" by Savoy in 2017 and has been listed as a "Director to Watch" in 2018 and 2020 by Directors & Boards.
Skills and Qualifications:
Mr. Johnson has over 35 years of corporate finance leadership experience, mostly at multi-national public companies. He brings to the Board significant expertise and strategic insight in the areas of accounting and financial management, mergers and acquisitions, international operations, business development, corporate governance and enterprise risk management.

HAEMONETICS CORPORATION | 2024 Proxy Statement     11

Independent Age: 71	MARK W. KROLL, Ph.D. Retired Senior Executive Officer at St. Jude Medical, Inc.

Dr. Kroll joined our Board in 2006 and is a member of both the Compensation Committee and the Technology Committee. He currently serves as an Adjunct Full Professor of Biomedical Engineering at the University of Minnesota. From 1995 until his retirement in 2005, Dr. Kroll held a variety of executive leadership positions at St. Jude Medical, Inc., a global medical device company, including as Senior Vice President and Chief Technology Officer for the Cardiac Rhythm Management division and as Vice President of the Tachycardia Business division. Dr. Kroll has more than 25 years of experience with cardiovascular devices and instrumentation and is the named inventor of more than 380 U.S. patents as well as numerous international patents. He is a fellow of the American College of Cardiology, Heart Rhythm Society, Institute of Electronics and Electrical Engineering and the American Institute for Medicine and Biology in Engineering. In 2010, Dr. Kroll was awarded the Engineering in Medicine and Biology Society’s Career Achievement Award in Biomedical Engineering, among the highest international awards in biomedical engineering. Dr. Kroll also previously served as a director of Axon Enterprise, Inc.
Skills and Qualifications:
Dr. Kroll is a well-known pioneer in the field of electrical medical devices and a distinguished technology expert throughout the global medical device industry. He brings to the Board extensive expertise in the areas of medical innovation and technology.

Independent Age: 69 Other Public Co. Board Service: •Embecta Corp.	CLAIRE POMEROY, M.D., M.B.A. President, Albert and Mary Lasker Foundation

Dr. Pomeroy joined our Board in April 2019 and is a member of the Compensation Committee and Chair of the Technology Committee. Since 2013, Dr. Pomeroy has served as the President of the Albert and Mary Lasker Foundation, a private foundation that seeks to improve health by accelerating support for medical research through recognition of research excellence, education and advocacy. Previously, Dr. Pomeroy served as Dean of the UC Davis School of Medicine and Vice Chancellor of the UC Davis Health System. In addition to her public company board service, Dr. Pomeroy also is Chair of the Center for Women in Academic Medicine and Science and a director of the Lasker Foundation, the Sierra Health Foundation, the Science Philanthropy Alliance, the Science Communication Lab and the Morehouse School of Medicine. Dr. Pomeroy previously served on the board of directors of Becton, Dickinson and Company, from which she resigned in March 2022 in connection with joining the board of directors of Embecta Corp., a diabetes care spin-off of Becton, Dickinson and Company.
Skills and Qualifications:
Dr. Pomeroy is an expert in infectious diseases with broad leadership experience in health system administration, healthcare delivery, medical research and public health. She provides the Board with important perspectives in the areas of global health services, health policy and medical innovation.

Independent Chair Age: 72 Other Public Co. Board Service: •Boston Scientific Corporation •Synchrony Financial	ELLEN M. ZANE CEO Emeritus of Tufts Medical Center

Ms. Zane joined our Board in January 2018 and serves as the Chair of the Board and Chair of the Governance and Compliance Committee. Ms. Zane is CEO Emeritus of Tufts Medical Center, where she served as President and Chief Executive Officer from 2004 to 2011. Prior to 2004, Ms. Zane served as Network President for Partners Healthcare System, a physician/hospital network sponsored by the Harvard-affiliated Massachusetts General Hospital and Brigham and Women's Hospital. Ms. Zane also previously served as Chief Executive Officer of Quincy Hospital in Quincy, Massachusetts. Ms. Zane has previously served as a director of Azenta, Inc., Century Capital Management, Parexel International Corporation, Lincare Holdings Inc. and Press Ganey Holdings. Ms. Zane previously served on the Company's Board from 2012 to 2016. Ms. Zane was named to the NACD Directorship 100 for 2021, an annual award that recognizes the most influential boardroom leaders.
Skills and Qualifications:
Ms. Zane is a nationally renowned healthcare leader with substantial public company board experience. She brings to the Board extensive functional and leadership expertise in the healthcare industry, including with respect to strategy development, finance, operational effectiveness and enterprise risk management.

12     HAEMONETICS CORPORATION | 2024 Proxy Statement

IDENTIFYING NEW DIRECTORS
The Company’s nomination process for new Board members is as follows:

ASSESS BOARD NEEDS ▼	The Governance and Compliance Committee or other Board member identifies a need to add a new Board member who meets specific criteria or to fill a vacancy on the Board.

IDENTIFY CANDIDATES ▼
The Governance and Compliance Committee initiates a search seeking input from Board members and senior management and, if necessary, hires a search firm. The Governance and Compliance Committee also considers recommendations for nominees for directorships submitted by shareholders. In fiscal 2024, the Governance and Compliance Committee amended its charter to memorialize its longstanding practice in formal searches for new directors to endeavor to include, and to direct any search firm engaged for such purpose to include, qualified gender and racially/ethnically diverse candidates in the initial search pool from which candidates are selected.

EVALUATE POTENTIAL CANDIDATES ▼
An initial list of candidates that will satisfy specific criteria and otherwise qualify for membership on the Board is identified and presented to the Governance and Compliance Committee, which evaluates the candidates.

INTERVIEW CANDIDATES ▼	The Board Chair, the Chair of the Governance and Compliance Committee, the Chief Executive Officer and other members of the Governance and Compliance Committee interview top candidates.

RECOMMEND CANDIDATES FOR BOARD REVIEW ▼	The Governance and Compliance Committee seeks the full Board’s endorsement of the final candidate and makes a recommendation to the Board regarding the candidate's election.

NOMINATION AND ELECTION	The final candidate is nominated by the Board for shareholder election or elected by the Board to fill a vacancy.

The Governance and Compliance Committee evaluates all director nominations in the same manner and in accordance with the Company’s By-Laws. Shareholders who wish to submit candidates for consideration as nominees may submit a letter and resume to our Corporate Secretary at the Company’s headquarters located at 125 Summer Street, Boston, Massachusetts 02110.

Board’s Role and Responsibilities
OVERVIEW
The Board oversees, directs and counsels senior management in conducting the business in the long-term interests of the Company and its shareholders. The Board’s responsibilities include:
•Reviewing and approving the Company’s financial and strategic objectives, operating plans and significant actions, including mergers and acquisitions;
•Overseeing the conduct of the business and compliance with applicable laws and ethical standards;
•Overseeing the processes that maintain the integrity of our financial statements and public disclosures;
•Evaluating and determining the compensation of senior management, including the Chief Executive Officer;
•Overseeing and providing counsel on scientific, innovation and technology activities at the Company; and
•Selecting the Chief Executive Officer, developing succession plans for the position of Chief Executive Officer and reviewing senior management succession plans.
THE BOARD’S ROLE IN RISK MANAGEMENT
Among its other oversight responsibilities, the Board oversees Haemonetics’ enterprise-wide approach to risk management. Our management team is responsible for managing risk on a day-to-day basis and for bringing to the Board’s attention material risks facing the Company. The Board focuses on the quality and scope of the Company’s risk management strategies and considers the most significant areas of risk inherent in the Company’s business strategies and operations as well as the steps that management is taking to mitigate those risks. Additionally, Board committees consider discrete categories of risk relating to their respective areas of responsibility (for more information, see “Committees of the Board” on page 15).
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Senior management has overall responsibility for the Company’s risk management approach. This responsibility includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. Haemonetics also recognizes the linkage between corporate responsibility and our corporate strategy, and ESG topics are analyzed from a risk perspective within the Company’s broader enterprise risk management framework outlined above. As discussed elsewhere in this Proxy Statement, our Board's standing committees also evaluate certain ESG-related risks and opportunities as part of their regular oversight functions. Haemonetics’ Global Internal Audit function, which reports regularly to the Audit Committee, serves as the primary monitoring and testing function for compliance with company-wide policies and procedures and facilitates an annual enterprise risk management assessment across the organization.
The Company believes that the division of risk management responsibilities described above constitutes an effective program for addressing the risks inherent in the operation of the Company and the achievement of its business objectives.
THE BOARD’S ROLE IN MANAGEMENT SUCCESSION PLANNING
Pursuant to our Principles of Corporate Governance, the Board also plans for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior management and their potential to succeed him. The Chief Executive Officer also provides the Board with an assessment of persons considered potential successors to certain other senior management positions.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board considers shareholder perspectives, as well as the interests of all stakeholders, when overseeing Company strategy, formulating governance practices and designing compensation programs. Interested parties and shareholders may communicate with the Board, or the non-management directors as a group, or any individual director by sending communications to the attention of our Corporate Secretary, 125 Summer Street, Boston, Massachusetts 02110, who will forward such communications to the appropriate recipients. Communications may also be sent via the Investor Relations page on our website: www.haemonetics.com.

Board Leadership Structure
STRUCTURE OF THE BOARD OF DIRECTORS
The Board currently has nine members, eight of whom are independent, including the Board Chair. The independent directors are organized into four standing committees: Audit, Compensation, Governance and Compliance and Technology (for more information, see "Committees of the Board" beginning on page 15). Haemonetics has maintained an independent Board Chair since 2011. Pursuant to our Principles of Corporate Governance, the Board Chair is appointed annually and, among other responsibilities, facilitates information flow and communication among the directors and presides at all meetings of the shareholders and of the Board as a whole, as well as executive sessions of the Board. Since August 2021, Ellen M. Zane has served as our Board Chair.
We believe that having separate individuals serving in the roles of Board Chair and Chief Executive Officer is appropriate for the Company at this time in recognition of the different responsibilities of each position and to foster independent leadership of our Board. This structure allows the Chief Executive Officer to focus on the day-to-day leadership and operations of the Company and the Board Chair to focus on leadership of the Board, while both individuals provide direction and guidance on strategic initiatives.
BOARD INDEPENDENCE
The Board has determined that each director who served during fiscal 2024, with the exception of Mr. Simon, had no material relationship with the Company and is independent within the meaning of the SEC and NYSE director independence standards in effect. In making this determination, the Board considered information provided by the Company and by each director with regard to a director’s business and personal activities as they relate to the Company and its management.
EXECUTIVE SESSIONS AND MEETINGS OF THE BOARD
Executive sessions of the independent directors were held during each of the Board’s regular quarterly meetings and at such special meetings of the Board as requested by the independent directors. During fiscal 2024, Ms. Zane, in her capacity as Board Chair, presided over all such executive sessions. The Board and its committees met as follows during our last fiscal year:

	Board of Directors	Audit Committee	Compensation Committee	Governance and Compliance Committee	Technology Committee
Regular Meetings	4	4	4	4	4
Special Meetings	4	5	1	0	2
Total Number of Meetings	8	9	5	4	6
In fiscal 2024, each of the directors attended at least 75% of the total number of meetings of the full Board held while he or she was a director and the meetings held by committees of the Board on which he or she served. All directors are strongly encouraged to attend each Annual Meeting of Shareholders. All of the directors serving on the Company’s Board at the time of the 2023 Annual Meeting of Shareholders attended the 2023 Annual Meeting of Shareholders held in person at the Company's headquarters.
14     HAEMONETICS CORPORATION | 2024 Proxy Statement

COMMITTEES OF THE BOARD
The Board maintains four standing committees to assist the Board in its various oversight functions: Audit, Compensation, Governance and Compliance and Technology. The Board has determined that all members of our standing committees have no material relationship with the Company and are independent within the meaning of the SEC’s and the NYSE’s director independence standards.

AUDIT COMMITTEE
Members	Key Responsibilities
Charles J. Dockendorff (Chair) Michael J. Coyle Lloyd E. Johnson
•Oversee financial reporting and disclosure practices on behalf of the Board, including:
◦Oversee internal controls and the internal audit function and processes for monitoring compliance by the Company with Company policies
◦Select, replace and determine the compensation (including pre-approval of all audit and non-audit fees) of the independent registered public accounting firm
•Review the scope of the annual audit and its results with the Company's independent registered public accounting firm
•Review various matters relating to financial risk assessments and remediation
•Review transactions subject to the Company's Related Party Transactions Policy

COMPENSATION COMMITTEE
Members	Key Responsibilities
Robert E. Abernathy (Chair) Diane M. Bryant Mark W. Kroll Claire Pomeroy
•Determine total compensation philosophy for executives
•Approve peer group and review competitive standing of compensation
•Oversee the Company's human capital management strategy, including employee engagement, talent development, workforce composition and compensation and diversity, equity and inclusion matters
•Set competitive short- and long-term compensation elements, benefits and perquisites
•Set, and determine achievement of, short- and long-term performance goals
•Review and approve executive compensation (Board ratification for CEO)
•Oversee employee compensation plans and policies, including performance of an annual risk-assessment of such plans and policies
•Recommend changes to Board compensation
•Select, replace and determine compensation of independent compensation consultant

GOVERNANCE AND COMPLIANCE COMMITTEE
Members	Key Responsibilities
Ellen M. Zane (Chair) Robert E. Abernathy Charles J. Dockendorff Lloyd E. Johnson
•Consider and make recommendations for CEO role and director nominees
•Lead annual Board self-evaluation process
•Review and make recommendations to the Board regarding its Principles of Corporate Governance as well as other matters of corporate governance, responsible corporate citizenship and public issues of broad social significance
•Oversee the Company's compliance programs, including quarterly ethics and compliance reviews with our Chief Compliance Officer and periodic review of compliance issues relating to quality and regulatory affairs and data privacy and cybersecurity
•Receive periodic reports from management on our ESG/corporate responsibility performance ratings as well as our external corporate responsibility reporting process
•Ensure that directors receive orientation and continuing education as needed

TECHNOLOGY COMMITTEE
Members	Key Responsibilities
Claire Pomeroy (Chair) Diane M. Bryant Michael J. Coyle Mark W. Kroll
•Review alignment of Company's innovation agenda with strategy and growth objectives
•Review overall direction, effectiveness, competitiveness and timing of the Company's research and development programs and pipelines
•Review the Company's intellectual property portfolio and related strategies, as well as potentially disruptive technology that could impact the Company and its products
•Oversee quality assurance, regulatory affairs and clinical and medical affairs in support of the Company’s new product development and lifecycle management
•Review technology aspects of products as they relate to quality, safety and cybersecurity
•Receive periodic reports regarding the Company's Scientific Advisory Committee

HAEMONETICS CORPORATION | 2024 Proxy Statement     15

BOARD AND COMMITTEE SERVICE LIMITATION
Without the approval of the Board, no director may sit on more than four other public company boards in addition to our Board. No director may serve simultaneously on the audit committee of more than three public company boards (including our Company) unless the Board has determined that such service would not impair the ability of the member to effectively serve on our Company's Audit Committee (which determination the Company discloses in accordance with applicable SEC and NYSE rules). The Board has determined that the service by Charles J. Dockendorff on the audit committees of three other public companies will not impair his ability to effectively serve on our Audit Committee and that our shareholders will benefit from Mr. Dockendorff’s extensive experience as a Chief Financial Officer and audit committee member at other multi-national healthcare companies. Accordingly, each of our Board members has complied with our service limitations or procedures during fiscal 2024.
AUDIT COMMITTEE FINANCIAL EXPERT
The Board has determined that all Audit Committee members meet the independence and financial literacy requirements of the NYSE for audit committee members. The Board has also determined that each of Messrs. Dockendorff (Chair) and Johnson qualify as an “audit committee financial expert” as defined under the rules of the SEC.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
For the fiscal year ended March 30, 2024, the members of the Compensation Committee were Robert E. Abernathy (Chair), Diane M. Bryant, Mark W. Kroll and Claire Pomeroy. During fiscal 2024, no member of the Compensation Committee was an executive officer or employee, or former executive officer or employee, of the Company or any of its subsidiaries. None of our executive officers served as a director or member of the compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Board Policies and Processes
TRANSACTIONS WITH RELATED PERSONS
The Board has adopted a written policy and procedures for approval of transactions between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners of Haemonetics common stock, and each of their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year and the related person has or will have a direct or indirect material interest in the transaction (other than solely as a result of being a director or less than 10% beneficial owner of another entity). The policy, as amended from time to time, provides that the Audit Committee reviews transactions subject to the policy and determines (subject to Board ratification) whether or not to approve those transactions. In addition, in reviewing transactions subject to the policy, the Audit Committee considers, among other factors it deems appropriate:
•The material terms of the transaction, including whether the transaction with the related person is proposed to be entered into on terms no less favorable to Haemonetics than terms that could have been reached with an unrelated third-party;
•The nature and extent of the related person’s interest in the transaction;
•The approximate dollar value of the amount involved in the transaction;
•The approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•Whether the transaction is undertaken in the ordinary course of Haemonetics' business;
•The business purpose of, and the potential benefits to Haemonetics of, the transaction;
•Whether the transaction would impair the independence of a non-employee director;
•Required public disclosure, if any; and
•Any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
The Company is not aware of any transaction required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC since the beginning of fiscal 2024, nor is the Company aware of any instances during the period in which the foregoing policies and procedures required review, approval or ratification of such transaction but for which such policies and procedures were not followed.
16     HAEMONETICS CORPORATION | 2024 Proxy Statement

CODE OF CONDUCT, GOVERNANCE PRINCIPLES AND BOARD MATTERS
The Company’s Code of Conduct requires that all of our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of the Company. The Company’s Code of Conduct, Principles of Corporate Governance and the charters of the Audit Committee, Compensation Committee, Governance and Compliance Committee and Technology Committee may be viewed on the Investor Relations page on the Company’s website at www.haemonetics.com and printed copies can be obtained by contacting our Corporate Secretary at the Company's headquarters located at 125 Summer Street, Boston, Massachusetts 02110.

Directors’ Compensation
PROCESS FOR DETERMINING DIRECTOR COMPENSATION
We seek to offer our directors compensation that is consistent with other companies of our revenue, industry and operational scope. The Compensation Committee, with input from its independent compensation consultant, is responsible for annually reviewing and recommending to the Board any changes to director compensation. For fiscal 2024, based on a market assessment of director compensation at our peer companies, the Compensation Committee recommended and the Board approved an increase in the value of annual equity award grants for non-employee directors from $190,000 to $200,000.
Directors receive a $55,000 annual retainer with an additional $10,000 meeting retainer which covers attendance at up to eight Board meetings. If the Board meets more than eight times per year, each director receives $2,000 for each additional live meeting and $750 for each additional telephonic meeting. The Board Chair receives an annual retainer of $250,000 in place of the standard Board retainer and meeting fees. Committee Chairs are paid an additional retainer as follows: Audit Committee Chair $20,000; Compensation Committee Chair $15,000; Governance and Compliance Committee and Technology Committee Chairs $10,000. For attendance at Committee meetings, members of the Audit Committee are paid $12,000 for attending up to 12 meetings per year, members of the Compensation Committee are paid $9,000 for up to eight meetings per year, and members of the Governance and Compliance and Technology Committees are paid $6,000 for up to eight meetings per year.
Each non-employee director is eligible to receive an annual equity grant with an approximate value of $200,000. The grant is in the form of restricted stock units which vest on the first anniversary of the date of grant. Directors elected outside of the Annual Meeting of Shareholders receive a prorated annual equity award based on the number of days to be served from their date of election through the first anniversary of the last Annual Meeting of Shareholders.
We reimburse directors for reasonable travel expenses incurred in connection with Board and committee meetings. We also extend coverage to them under our directors’ and officers’ indemnity insurance policies and have entered into our standard form of Indemnification Agreement with each director. We do not provide any other benefits, including retirement benefits or perquisites, to our non-employee directors.
DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR ENDED MARCH 30, 2024
The following table sets forth the compensation paid to our non-employee directors for service on our Board during fiscal 2024. Compensation for Christopher A. Simon, our President and Chief Executive Officer, is set forth in the Summary Compensation Table beginning on page 38. Mr. Simon does not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Robert E. Abernathy	$95,750	$199,984	$295,734
Diane M. Bryant	$52,609	$199,984	$252,593
Catherine M. Burzik	$30,918	$—	$30,918
Michael J. Coyle	$83,750	$199,984	$283,734
Charles J. Dockendorff	$103,000	$199,984	$302,984
Lloyd E. Johnson	$83,750	$199,984	$283,734
Mark W. Kroll	$80,750	$199,984	$280,734
Claire Pomeroy	$87,326	$199,984	$287,310
Ellen M. Zane	$250,000	$199,984	$449,984
(1)Represents the aggregate grant date fair value for annual equity awards of 2,226 restricted stock units, or RSUs, awarded to each such person on August 4, 2023, calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation - Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 16 "Capital Stock" to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 30, 2024. See Director Outstanding Equity Award Table for Fiscal Year Ended March 30, 2024 below for a description of the number of unvested RSUs and unexercised options held by each director as of the end of fiscal 2024.
HAEMONETICS CORPORATION | 2024 Proxy Statement     17

DIRECTOR OUTSTANDING EQUITY AWARD TABLE FOR FISCAL YEAR ENDED MARCH 30, 2024
The following table sets forth the aggregate number of Stock Awards (representing unvested RSUs) held at March 30, 2024 by each non-employee director that served on our Board during fiscal 2024.

Name	Unvested Stock Awards (RSUs) (#)
Robert E. Abernathy	2,226
Diane M. Bryant	2,226
Catherine M. Burzik	—
Michael J. Coyle	2,226
Charles J. Dockendorff	2,226
Lloyd E. Johnson	2,226
Mark W. Kroll	2,226
Claire Pomeroy	2,226
Ellen M. Zane	2,226
18     HAEMONETICS CORPORATION | 2024 Proxy Statement

ITEM 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION
As described in the Compensation Discussion and Analysis beginning on page 22, our executive compensation programs aim to be competitive with our peers and aligned with our business strategy and corporate objectives. Our compensation philosophy emphasizes a pay-for-performance culture focused on the long-term interests of our shareholders. We believe that this alignment between executive compensation and shareholder interests will drive corporate performance over time. Additionally, the Company maintains strong governance and pay practices, including meaningful share ownership guidelines for directors and executive officers, clawback policies that apply to short-term cash awards and long-term equity awards, “double trigger” change in control benefits and performance of an annual compensation risk assessment by our Compensation Committee.
Our Compensation Committee continually evaluates the design and direction of our compensation structure. Each year, we take into account the result of the "say-on-pay" vote cast by our shareholders. At our 2023 Annual Meeting of Shareholders, approximately 96.2% of shares voting supported our 2023 executive compensation program. The Compensation Committee is also committed to maintaining an open dialogue with our shareholders throughout the year. In each of the last six years, members of our Board have offered meetings during the fall and winter to large Haemonetics shareholders to discuss governance topics of interest. In fiscal 2024, our Board Chair (who also chairs our Governance and Compliance Committee) and Compensation Committee Chair offered meetings to shareholders representing nearly 58% of shares outstanding and met with shareholders representing nearly 35% of shares outstanding to discuss, among other topics, Haemonetics' corporate strategy and performance, board diversity and refreshment, executive compensation, corporate responsibility and other governance matters. Shareholders we met with were complimentary of our executive compensation program overall, and of our senior management team, while asking insightful questions and providing perspective on how they evaluate the program. The feedback from the shareholder outreach efforts was provided to the Governance and Compliance and Compensation Committees as well as the full Board (for further discussion, see "Advisory 'Say-on-Pay' Vote and Shareholder Outreach" beginning on page 24).
Shareholders are urged to read our Compensation Discussion and Analysis beginning on page 22 and the section entitled “Executive Compensation Tables” beginning on page 38 for additional details about our executive compensation programs, including information about the fiscal 2024 compensation of our Named Executive Officers.
We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote, as required by Section 14A of the Exchange Act, is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our Named Executive Officers described in this Proxy Statement. To that end, we ask our shareholders to vote FOR the following resolution at the meeting:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis section, the related executive compensation tables and the related narrative executive compensation disclosures contained in this Proxy Statement.
As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board values the opinions of our shareholders and will consider the outcome of the vote when making future decisions on the compensation of our Named Executive Officers and the Company’s executive compensation principles, policies and procedures.

☑
The Board recommends that shareholders vote, in an advisory manner, FOR the resolution set forth above. Approval of this proposal requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the meeting. Abstentions and broker “non-votes” will not have any effect on this proposal. Management proxy holders will vote all duly submitted proxies FOR approval unless instructed otherwise.

HAEMONETICS CORPORATION | 2024 Proxy Statement     19

Executive Officers
Executive officers are chosen by and serve at the discretion of the Board. Set forth below are the names and ages of our executive officers, along with certain biographical information, for all but Christopher A. Simon, our President and Chief Executive Officer. For Mr. Simon’s biographical information, please see page 10.

Michelle L. Basil, age 52, joined the Company in March 2017 as Executive Vice President, General Counsel. Ms. Basil was previously a Partner and Chair of the Life Sciences Practice Group at Nutter, McClennen & Fish LLP, a Boston-based law firm, where she practiced from September 1997 to March 2017. Ms. Basil focused her practice on corporate and securities law, including mergers and acquisitions, strategic partnerships and corporate governance matters, and represented both public and private companies, principally in the life sciences and medical technology industries. Ms. Basil is a member of the Board of Directors of the Massachusetts Medical Device Industry Council (MassMEDIC). She is admitted to the bar in Massachusetts and holds both a Bachelor of Arts and a Juris Doctor from the University of California at Berkeley.

James C. D'Arecca, age 53, joined the Company as Executive Vice President, Chief Financial Officer in April 2022. Mr. D'Arecca previously served as Chief Financial Officer of TherapeuticsMD, Inc., a women's healthcare company, from June 2020 to April 2022. Prior to joining TherapeuticsMD, Inc., Mr. D’Arecca served as the Senior Vice President and Chief Accounting Officer of Allergen plc (formerly known as Actavis plc), a global pharmaceutical company, from August 2013 until its merger with AbbVie Inc. in May 2020. Mr. D’Arecca served as Chief Accounting Officer at Bausch & Lomb prior to joining Actavis plc and earlier in his career held finance and business development positions of increasing responsibility at Merck & Co., Inc. and Schering-Plough Corporation. Mr. D’Arecca began his career at PricewaterhouseCoopers LLP from 1992 to 2005, where he had an industry focus on pharmaceuticals, medical devices, and consumer products. Mr. D'Arecca currently serves on the Board of Directors of Prestige Consumer Healthcare, Inc., a consumer products healthcare company. Mr. D’Arecca earned a Bachelor of Science in Accounting from Rutgers University and a Master of Business Administration from Columbia University. He is a Certified Public Accountant.

Roy Galvin, age 55, joined Haemonetics in October 2022 as President, Global Plasma and Blood Center. He is responsible for Haemonetics’ Plasma and Blood Center businesses, advancing the Company’s leadership positions and innovation through its collection and donor management solutions. Mr. Galvin’s significant experience in global healthcare technology includes more than 25 years at Medtronic plc, where his leadership roles included Senior Vice President Commercial – US Cranial & Spinal Technologies, as well as positions as Senior Vice President Commercial Americas – Restorative Therapy Group, Vice President US Sales – Surgical Technologies, and Director of Global Marketing – Neurologic Technologies. Earlier in his career, Mr. Galvin held positions of increasing responsibility at Xomed Surgical Products Inc. (prior to its acquisition by Medtronic), Corin Orthopedics, Biomet Corporation, Inc. and Zimmer Orthopedic Inc. Mr. Galvin is a graduate of Portsmouth Polytechnic.

Anila Lingamneni, age 57, joined the Company as Executive Vice President, Chief Technology Officer in April 2020. Prior to joining the Company, Ms. Lingamneni served as Vice President, Renal R&D at Baxter International from February 2017 to March 2020, where she was responsible for the product portfolio delivering renal therapy solutions to dialysis patients, including devices, software, disposables and fluids. In this role, she led a globally distributed team of engineers and scientists to drive long-term product roadmap definition and therapy innovation and delivered critical product launches. From May 2013 to January 2017, Ms. Lingamneni also served as Vice President, Device Engineering at Baxter International, where she was responsible for all electromechanical devices and software applications for Baxter's medical device portfolio, including infusion systems, compounding systems, renal peritoneal and hemodialysis systems and acute renal therapy systems. Before joining Baxter, Ms. Lingamneni held several roles at General Electric Healthcare, including Chief Technology Officer of the X-Ray Diagnostic Imaging Business Unit. Ms. Lingamneni received a Bachelor of Science in Electrical and Electronics Engineering and a Master of Science in Mathematics from Birla Institute of Technology and Science in India, and she earned a Master of Science degree in Biomedical Engineering from Iowa State University.

20     HAEMONETICS CORPORATION | 2024 Proxy Statement

Josep L. Llorens, age 62, joined the Company as Senior Vice President, Global Manufacturing and Supply Chain in August 2018 and was promoted to Executive Vice President, Global Manufacturing and Supply Chain in July 2021. Mr. Llorens possesses over 30 years of experience in leading numerous turnarounds in global health care and consumer businesses across disposables, capital equipment, devices and software. Prior to joining the Company, Mr. Llorens held various operations and supply chain roles of increasing responsibility within the diagnostics and treatment, patient monitoring and cardiac care business of Philips, which he joined in 1992, most recently serving as Senior Vice President, Industrial Strategy and Advanced Manufacturing Engineering Leader for Philips Healthcare Diagnostic Imaging from January 2018 to August 2018. Mr. Llorens received a bachelor’s degree in Business Administration from the University of Barcelona and a master’s degree in Telecommunications Engineering from the Polytechnic University of Catalonia in Barcelona. He also holds an Executive Certificate in Technology, Operations and Value Chain Management from the MIT Sloan School of Management.

Laurie A. Miller, age 51, has served as Senior Vice President, Chief Human Resources Officer of Haemonetics since August 2021. She brings to the Company over 25 years of experience in talent management and organizational development. Ms. Miller joined Haemonetics in 2016 and previously held positions as Vice President, Human Resources and Senior Director, Human Resources and Talent Management, where she helped build the Company’s collaborative, performance-driven culture, direct key employee-focused initiatives and create a strong workplace environment for employees. Prior to joining Haemonetics, Ms. Miller served in positions of increasing responsibility at Iron Mountain Inc., an enterprise information management company, including as Director of Human Resources, from February 2010 to April 2016. Earlier in her career, Ms. Miller held various Human Resources positions of broad and increasing responsibility at Dunkin’ Brands Group Inc., a global franchisor of quick service restaurants, and Shawmut Design and Construction, a construction management firm. Ms. Miller earned a Bachelor of Science in Business Management from Westfield State College and a Master of Science in Management from Emmanuel College.

Stewart W. Strong, age 57, joined the Company as President, Global Hospital in September 2019. With more than 20 years of experience in interventional cardiology and radiology, general and cardiac surgery and vascular access procedures, Mr. Strong has a robust background developing and leading high performance teams across multiple functions in the medical device space. From February 2017 to September 2019, Mr. Strong served as President and General Manager of the interventional products business at Teleflex Incorporated, a global medical company, where he, among other responsibilities, led the expansion of the company’s interventional cardiology business through organic growth opportunities and strategic acquisitions. Mr. Strong also served as Vice President of North America Sales, Vascular Access and Global Vice President and General Manger, Cardiac Care at Teleflex between December 2013 and February 2017. Before joining Teleflex, Mr. Strong held leadership roles with several medical technology companies, including Vice President of Sales at Vidacare Corporation (prior to its acquisition by Teleflex in 2013) and positions of increasing responsibility at AtriCure, Inc., Medtronic plc’s heart valve division, and Johnson & Johnson’s ethicon endo-surgery division. Mr. Strong holds a Bachelor of Arts from the University of Connecticut.

HAEMONETICS CORPORATION | 2024 Proxy Statement     21

Compensation Discussion and Analysis
For purposes of the following Compensation Discussion and Analysis ("CD&A") and executive compensation disclosures, the individuals listed below are referred to collectively as our "Named Executive Officers." They are our President and Chief Executive Officer ("CEO"), our Executive Vice President, Chief Financial Officer and our three other most highly compensated executive officers based on fiscal 2024 compensation.

Named Executive Officer	Title
Christopher A. Simon	President and Chief Executive Officer
James C. D'Arecca	Executive Vice President, Chief Financial Officer
Michelle L. Basil	Executive Vice President, General Counsel
Anila Lingamneni	Executive Vice President, Chief Technology Officer
Josep L. Llorens	Executive Vice President, Global Manufacturing and Supply Chain
EXECUTIVE SUMMARY
The Compensation Committee of our Board (the "Compensation Committee" or the “Committee”) has adopted an integrated executive compensation program that is intended to align our Named Executive Officers’ interests with those of our shareholders and to promote the creation of shareholder value without encouraging excessive or unnecessary risk-taking. The Committee has tied a significant portion of our Named Executive Officers’ compensation to a number of key performance measures that contribute to or reflect shareholder value and link pay with performance. Specifically, in addition to base salary, our Named Executive Officers’ total compensation includes annual short-term incentive compensation that is based on the Company’s attainment of objective, pre-established financial performance metrics as well as annual long-term incentive compensation consisting of stock options, restricted stock units ("RSUs"), and performance share units ("PSUs") tied to relative total shareholder return. Our executive compensation program plays a significant role in our ability to attract and retain an experienced, successful executive team.
Fiscal 2024 Business Highlights
Haemonetics delivered strong performance in fiscal 2024 despite a challenging and uncertain macroeconomic environment. Throughout fiscal 2024, we advanced our market leadership and portfolio evolution by investing selectively, acquiring attractive new products and rationalizing non-strategic assets while continuing to meet strong demand for our products. In Plasma, we strengthened our reputation by overcoming hurdles to support all of our customers through consecutive years of unprecedented growth, rolled out Persona and NexLynk DMS software upgrades and introduced our new Express Plus technology. In Hospital, we delivered our third consecutive year of high-teens organic revenue growth and took steps to accelerate inorganic growth with our acquisitions of OpSens Inc. and Attune Medical (the latter of which closed in early fiscal 2025). Through strategic portfolio rationalization initiatives and a heightened focus on global apheresis, we also took steps to improve the margin profile and durable contribution of our Blood Center business. Additionally, we continued our pursuit of improved productivity, delivering further Operational Excellence Program savings and embedding these skills in the fabric of our organization.
Midway through our long-range plan targeting transformational growth, diversification and sustainability in our business, Haemonetics remains on track to deliver increased value to our customers and our shareholders.
Financial Highlights
Our fiscal 2024 financial results reflect solid underlying performance in a challenging macroeconomic environment, including:

REVENUE (GAAP)	ADJUSTED EARNINGS PER SHARE ("EPS")	FREE CASH FLOW BEFORE RESTRUCTURING AND RRC	ADJUSTED OPERATING MARGIN
$1.309 billion	$3.96	$127.2 million	21.1%
12.0% reported and 11.7% organic increase from prior fiscal year	30.7% increase from prior fiscal year	33% decrease from prior fiscal year	240 basis point increase from prior fiscal year

For further details on our fiscal 2024 financial results, please see our Annual Report on Form 10-K for the fiscal year ended March 30, 2024. Organic revenue growth, adjusted EPS, free cash flow before restructuring and restructuring-related costs ("RRC") and adjusted operating margin are considered “non-GAAP” financial measures under applicable SEC rules. Refer to Appendix A for a description of these measures and reconciliations to the most directly comparable GAAP (as defined below) financial measures.
22     HAEMONETICS CORPORATION | 2024 Proxy Statement

Strategic Performance Highlights
The Company had numerous strategic, commercial and operational achievements in fiscal 2024 that aligned with the key value drivers supporting our long-term value creation strategy, including:

Corporate Strategy

Value Drivers	1 Plasma (Business Unit)	3 Innovation Agenda	5 Operational Excellence
	2 Hospital (Business Unit)	4 Inorganic Growth	6 Resource Allocation

Select Fiscal 2024 Achievements
•Plasma organic revenue grew nearly 14% on top of record growth in fiscal 2023
•Hospital organic revenue grew approximately 17% driven by the continued success of our Vascular Closure and Hemostasis Management product lines
•Blood Center organic revenue grew 1% driven by continued strength in our apheresis portfolio

•Received FDA clearances that advance key Plasma and Hospital product offerings, including:
◦New plasma collection bowl for NexSyS PCS® platform, featuring a patented design that optimizes performance, and new Express Plus Technology designed to reduce procedure time
◦New cartridge for TEG® 6s that expands viscoelastic testing capabilities for fully heparinized patients in adult cardiovascular surgeries/procedures and liver transplants
•Expanded our Interventional Technologies portfolio within Hospital with the acquisitions of OpSens Inc. and Attune Medical (the latter of which closed in the first quarter of fiscal 2025)

•Operational Excellence Program delivered continued savings in fiscal 2024, freeing up resources to fund future investments
•Deployed capital toward key organic growth investments, including Hospital field force expansion and R&D pipeline, as well as M&A, consistent with the capital allocation priorities under our long-range plan for transformational growth

Impact on Shareholder Return
The Company's strong business performance in fiscal 2024 resulted in continued year-over-year share price improvement. Our thee-year cumulative total shareholder return was affected by a substantial share price decrease in April 2021 following the announcement of a key customer loss, which contributed to no PSU award payouts for our Named Executive Officers in each of fiscal 2022, fiscal 2023 and fiscal 2024, evidencing the strong pay-for-performance alignment in our compensation awards (for more information, see "Long Term-Incentive Award Payouts" beginning on page 33).

Three-Year Cumulative Total Shareholder Return (Fiscal 2022 - Fiscal 2024)(1)	One-Year Cumulative Total Shareholder Return (Fiscal 2024)(1)

(1)Source: S&P Capital IQ Pro. This chart shows how a $100 investment (with reinvestment of all dividends) in Haemonetics' common stock on April 5, 2021 and April 3, 2023 (the first trading days of fiscal 2022 and fiscal 2024, respectively) would have decreased to approximately $76 and grown to over $103, respectively, as of March 28, 2024, the last trading day of fiscal 2024. The chart also compares the total shareholder return on Haemonetics' common stock to the same investments (with reinvestment of all dividends) in the S&P MidCap 400 and S&P Health Care Equipment Select Industry Indices over the same periods. Since fiscal 2020, Haemonetics' PSU award grants have been tied to 3-year total shareholder return as compared to the components of the S&P MidCap 400 Index. The S&P Health Care Equipment Select Industry Index is the Company's selected peer group for purposes of the disclosure provided in the Pay Versus Performance Table beginning on page 45.
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Advisory “Say-on-Pay” Vote and Shareholder Outreach

The Company holds annual “say-on-pay” votes and has received over 94% say-on-pay approval from our shareholders for our executive compensation programs in each of the last nine years, including at the 2023 Annual Meeting of Shareholders.
While say-on-pay is a key indicator of shareholder feedback, we also are committed to maintaining an open dialogue with our shareholders throughout the year. As discussed elsewhere in this Proxy Statement, our Board Chair (who also Chairs our Governance and Compliance Committee) and Compensation Committee Chair offered meetings to shareholders representing nearly 58% of shares outstanding during the fall and winter of fiscal 2024 and met with shareholders representing nearly 35% of shares outstanding to discuss, among other topics, Haemonetics' corporate strategy and
APPROXIMATELY 96.2% say-on-pay approval at 2023 Annual Meeting of Shareholders performance, board diversity and refreshment, executive compensation, corporate responsibility and other governance matters. Shareholders we met with were complimentary of our executive compensation program overall, and of our senior management team, while asking insightful questions and providing perspective on how they evaluate the program. The feedback from the shareholder outreach efforts was provided to the Governance and Compliance and Compensation Committees as well as the full Board, including with respect to the following compensation matters:

WHAT WE HEARD	WHAT WE DID

•Investors generally commended the clarity and continuity of our executive compensation design and were not prescriptive on appropriate compensation design to support our strategic objectives, but asked thoughtful questions about the Committee's rationale for certain short- and long-term incentive compensation plan metrics versus alternative financial or operational metrics.
•One investor suggested that the Compensation Committee consider adding a financial metric to supplement relative total shareholder return ("rTSR") for PSUs in the future, while another investor applauded the Company's focus on rTSR to drive continued share price improvement.

•Compensation Committee took all investor feedback into account when reviewing the design of our fiscal 2025 compensation programs.
•Company continued to focus on providing transparent disclosures in CD&A linking compensation decisions to corporate strategy and long-term shareholder value creation.
•Compensation Committee determined to retain rTSR as sole metric for fiscal 2025 PSU awards to drive continued focus on long-term shareholder return, but determined that it would continue to evaluate supplemental PSU metrics in future periods.

The Compensation Committee will continue to consider the results of shareholder advisory votes and shareholder input on executive compensation when making future decisions relating to our executive compensation program and compensation for our Named Executive Officers.
Fiscal 2024 Compensation Program Design
In establishing our fiscal 2024 executive compensation program, the Compensation Committee continued to focus on pay for performance and competitive pay, with an emphasis on total direct compensation. The Committee made the following executive pay decisions for our Named Executive Officers in fiscal 2024, consistent with its compensation philosophy and in consultation with Pearl Meyer, the Committee's independent compensation consultant:
•Approved between 5% - 10% annual salary merit increases for our Named Executive Officers based on considerations of individual performance and market position;
•Structured annual performance bonus opportunities under our fiscal 2024 short-term incentive compensation plan as follows:
◦Capped bonus pool funding at 200% to reward overachievement against ambitious financial targets, while maintaining wider performance ranges between threshold, target and maximum performance for each metric in recognition of continued macroeconomic uncertainties that could materially impact financial results; and
◦Retained adjusted revenue and adjusted EPS metrics at 60% and 40% relative weighting, respectively, as in prior fiscal year to align with the Company's strategic focus on transformational revenue growth while also driving profitability.
•Increased annual long-term incentive award grant values for Named Executive Officers based on considerations of individual performance and market position, with annual long-term incentive award grant values allocated 50% to PSUs, 25% to RSUs and 25% to stock options consistent with fiscal 2023;
•Changed the vesting schedule for time-based RSUs from four years to three years beginning with the fiscal 2024 annual grant cycle, based on considerations of market competitiveness with prevailing peer practice; and
•Retained rTSR as the sole performance measure for PSUs to drive emphasis on shareholder return following the April 2021 decrease in our share price.
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Fiscal 2024 Compensation Highlights
Our positive financial results for fiscal 2024 directly affected our Named Executive Officers’ compensation, which was directly aligned with business results, shareholder return and our pay-for-performance philosophy. Most notably:
•The Company's performance against adjusted revenue and adjusted EPS targets set by the Committee under our fiscal 2024 short-term incentive compensation plan (both of which were set at levels above fiscal 2023 results) resulted in 163.3% and 200% achievement, respectively. When calculating adjusted revenue results, the Committee determined to exercise its negative discretion and excluded the benefit of any revenue from North America disposables sales to CSL Plasma ("CSL") that was not contemplated when setting adjusted revenue targets at the beginning of fiscal 2024 (for more information see "2024 Bonus Plan Targets and Funding" beginning on page 31). As a result, the Committee set the annual bonus pool funding level at 178% of target funding; and
•No payout occurred under PSU awards previously granted to certain Named Executive Officers in May 2020, all of which were based on the Company's rTSR over a three-year performance period ending in fiscal 2024, consistent with our pay-for-performance philosophy (for more information see "Impact on Shareholder Return" on page 23).
For further discussion, see "Annual Short-Term Incentive Compensation" beginning on page 29 and "Long-Term Incentive Award Payouts" on page 33.
Strong Governance and Pay Practices
We believe that our executive compensation program supports our business strategies and talent management objectives and is consistent with governance best practices that serve our shareholders’ long-term interests.
The following chart lists some of the highlights of our program design and pay practices:

☑	WHAT WE DO	☒	WHAT WE DON’T DO

•Balanced incentive programs that link pay outcomes to execution of business strategy (i.e., pay for performance), with a significant portion of compensation “at-risk”
•Maintain meaningful share ownership guidelines for directors and executive officers
•Maintain robust clawback provisions that apply to our short-term cash awards and long-term equity awards
•Conduct an annual risk assessment
•Consult with an independent compensation consultant
•Provide for double-trigger change in control benefits
•Conduct regularly scheduled executive sessions without management present

•No gross-up provisions for excise taxes in change-in-control agreements
•No hedging or pledging of Haemonetics stock, in accordance with our Securities Trading Policy
•No pension or post-employment benefit plans for Named Executive Officers
•No repricing of stock options without shareholder approval

Looking Ahead to Fiscal 2025
For purposes of the fiscal 2025 short-term incentive compensation plan, the Committee has determined to retain adjusted revenue and adjusted EPS metrics at 60% and 40% relative weighting, respectively, but exclude from adjusted revenue results the portion, if any, of fiscal 2025 revenue from North America disposables sales to CSL under its current U.S. supply agreement that exceed the amount of fiscal 2025 revenue from North America disposable sales to CSL contemplated in the adjusted revenue performance target set by the Committee based on the Company’s fiscal 2025 annual operating plan. The Committee believes that this approach aligns with its pay-for-performance philosophy and, consistent with the negative discretion exercised under the 2024 short-term incentive compensation plan, recognizes executives for achievement against adjusted revenue targets tied to the fiscal 2025 annual operating plan while avoiding rewarding executives for overachievement based on above-budgeted North America disposables sales to CSL under its current U.S. supply agreement that expires in December 2025 (for more information see "2024 Bonus Plan Targets and Funding" beginning on page 31).
HOW WE DETERMINE EXECUTIVE COMPENSATION
Executive Compensation Philosophy
The key objectives of our executive compensation philosophy are to:
•Attract, retain and motivate exceptional leaders dedicated to the success of the organization;
•Maximize individual and Company performance;
•Display a clear correlation between the cost of compensation and pay for performance; and
•Align the interests of executives with shareholders.
HAEMONETICS CORPORATION | 2024 Proxy Statement     25

In furtherance of these objectives, the Company has adopted the following practices:
•Offer market competitive compensation opportunities, referencing median total direct compensation while maintaining maximum flexibility to determine individual compensation based on the executive’s responsibilities, experience and performance;
•Pay for performance through a mix of short- and long-term incentive compensation where above-market performance by the Company is rewarded with above-market compensation and underperformance results in lower compensation; and
•Promote ownership in the Company through stock-based compensation and share ownership guidelines.
Participants in the Compensation Setting Process
COMPENSATION COMMITTEE
The Compensation Committee establishes our executive compensation program philosophy, plan design and administration rules and is responsible for reviewing and approving the compensation of our Named Executive Officers (subject to the Board’s ratification of CEO compensation). The Committee is comprised solely of independent, non-employee members of the Board. The Committee works closely with both its independent compensation consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. For more information about the Committee and its duties, please see “Committees of the Board—Compensation Committee” beginning on page 15 of this Proxy Statement.
INDEPENDENT COMPENSATION CONSULTANT
The Compensation Committee retained Pearl Meyer & Partners, LLC ("Pearl Meyer") as its fiscal 2024 independent compensation consultant to, among other things, assist it in structuring the Company's fiscal 2024 compensation programs and in its deliberations. Pearl Meyer reported directly and exclusively to the Committee, and neither Pearl Meyer nor any of its respective affiliates provided other services to the Company or management in fiscal 2024. During fiscal 2024, Pearl Meyer provided to the Committee, among other services:
•Expertise-based advice;
•Research and analytical services, including competitive market data benchmarking and analyses, recommendations on peer group composition and compensation recommendations for our executives and directors based on the foregoing;
•Updates on compensation trends and regulatory developments;
•Review and commentary on our proxy disclosures and management recommendations concerning our executive compensation programs; and
•Attendance and participation in meetings of the Compensation Committee.
Prior to engaging Pearl Meyer for fiscal 2024, the Committee evaluated Pearl Meyer's independence and any potential conflicts of interest under relevant SEC rules and NYSE listing standards and determined that Pearl Meyer satisfied the requirements for independence. The Compensation Committee has sole authority to approve the independent compensation consultant's compensation, determine the scope of its services, evaluate its performance and terminate or continue to retain the independent compensation consultant. The Committee annually reviews its independent compensation consultant engagement, typically at the beginning of each fiscal year.
MANAGEMENT
During fiscal 2024, certain members of management supported the Committee with respect to the following, among other things:
•Recommending performance metrics and goals for Committee review and approval;
•Presenting financial results measured against performance and providing compensation cost analyses;
•Reviewing executive performance and providing leadership competency assessments; and
•Implementing and communicating Committee decisions.
No executive officer participates in the deliberations of the Committee regarding his or her own compensation.
Peer Group and Market Data
When reviewing compensation programs for, and setting the compensation of, our Named Executive Officers, the Committee considers the compensation practices of specific peer companies as well as market data from published surveys. With the assistance of its independent compensation consultant, the Committee selects a peer group of companies that are comparable in terms of size and industry and reviews the composition of this peer group at least annually. In setting the compensation of our Named Executive Officers, the Committee, with the assistance of its independent compensation consultant, evaluates each Named Executive Officer’s compensation relative to the median market data for the respective position based on our peer group and industry published surveys. However, the Committee does not strictly tie target compensation to the median of our peer group or survey data, but also considers Company and individual performance, experience and scope of role when determining the appropriate level of compensation for each executive.
26     HAEMONETICS CORPORATION | 2024 Proxy Statement

PEER GROUP FOR SETTING FISCAL 2024 COMPENSATION
In consultation with Pearl Meyer, the Committee reviewed and updated the Company's peer group in February 2023 for purposes of setting fiscal 2024 compensation. The Committee considered a variety of factors designed to foster year-over-year consistency in peer group composition to the extent possible while recommending a group of companies that, in the aggregate, reflect Haemonetics' profile and position Haemonetics near the median of those companies based on certain size and valuation parameters. In so doing, the Committee, with the assistance of Pearl Meyer, used a filtration methodology that began with a large pool of U.S. publicly-traded companies in the healthcare equipment and supplies or life sciences and tools and services industries. The Committee then considered potential peers based on certain size and valuation metrics (including revenue, market capitalization, market capitalization to revenue ratio and employee count), generally within a range of one-third to three times that of the Company, and applied additional filters to identify profile-appropriate peers with comparable operations to the Company (with products and services in hematology preferred) and/or overlap with proxy advisory firm-identified peers of the Company, reverse peers and peers of peers. Applying this filtration methodology, the Committee determined to retain the same peer group for fiscal 2024 other than removing Abiomed, Inc. due to its acquisition by Johnson & Johnson in December 2022.
The following table sets forth the peer group approved by the Committee for purposes of setting fiscal 2024 compensation, along with the Company’s relative position in the peer group in each of the categories.

Fiscal 2024 Peer Group Composition
Avanos Medical, Inc.	Bruker Corporation	Integra LifeSciences	NuVasive, Inc.
Azenta, Inc.	Globus Medical, Inc.	LivaNova PLC	Quidel Corporation
Bio-Rad Laboratories, Inc.	ICU Medical, Inc.	Masimo Corporation	Revvity, Inc.
Bio-Techne Corp.	Insulet Corporation	Merit Medical Systems, Inc.	Veradigm Inc.

Peer Group Data(1)
	Revenue	Market Capitalization	Market Capitalization to Revenue Ratio	Employee Count
Company	(dollars in millions)
50th Percentile	$1,386	$5,260	3.6	3,500
Haemonetics Corporation	$1,084	$4,520	4.2	2,821
Approximate Percentile Rank	25th	40th	60th	25th
(1)Revenue is for the trailing 12 months publicly available as of January 20, 2023 and market capitalization is as of January 20, 2023.

PEER GROUP FOR SETTING FISCAL 2025 COMPENSATION
In consultation with Pearl Meyer, the Committee reviewed and updated the Company's peer group in February 2024 for purposes of setting fiscal 2025 compensation. Applying a similar filtration methodology as described above, the Committee determined to retain the same peer group for fiscal 2025, other than removing NuVasive, Inc. due to its acquisition by Globus Medical, Inc. and adding CONMED Corporation, a reverse peer and reasonably comparable company in terms of revenue and market capitalization.
The following table sets forth the peer group approved by the Committee for purposes of setting fiscal 2025 compensation, along with the Company’s relative position in the peer group in each of the categories.

Fiscal 2025 Peer Group Composition
Avanos Medical, Inc.	Bruker Corporation	Insulet Corporation	Merit Medical Systems, Inc.
Azenta, Inc.	CONMED Corporation(1)	Integra LifeSciences	Quidel Corporation
Bio-Rad Laboratories, Inc.	Globus Medical, Inc.	LivaNova PLC	Revvity, Inc.
Bio-Techne Corp.	ICU Medical, Inc.	Masimo Corporation	Veradigm Inc.

Peer Group Data(2)
	Revenue	Market Capitalization	Market Capitalization to Revenue Ratio	Employee Count
Company	(dollars in millions)
50th Percentile	$1,536	$4,656	3.2	4,072
Haemonetics Corporation	$1,239	$4,339	3.5	3,034
Approximate Percentile Rank	40th	45th	55th	<25th
(1)Represents an addition to the Company’s peer group for purposes of setting fiscal 2025 compensation.
(2)Revenue is for the trailing 12 months publicly available as of December 31, 2023 and market capitalization is as of December 31, 2023.

HAEMONETICS CORPORATION | 2024 Proxy Statement     27

Evaluating Executive Performance
The Committee reviews the performance of our Named Executive Officers through our annual performance cycle. No Named Executive Officer participates in the Committee’s discussion regarding his or her own compensation.

CEO EVALUATION ▼	OTHER NEO EVALUATION ▼
With respect to our CEO, our independent Board Chair gathers input from all non-employee directors and completes an assessment of the CEO’s performance. The Board Chair solicits feedback and assesses our CEO based on the Company’s performance, his individual performance and his interactions with directors. Once the Board Chair receives the solicited input, the Board Chair reviews all pertinent information with the Committee, which then evaluates the CEO’s performance in light of the goals and objectives relevant to the CEO’s compensation.

With respect to the other Named Executive Officers, our CEO completes an assessment of each such Named Executive Officer's performance, and proposes compensation adjustments where appropriate. In completing his assessment, the CEO evaluates such officer's (i) achievement of individual objectives and goals; (ii) contributions to the Company’s short- and long-term goals and performance; and (iii) leadership competencies and how such officer achieved the applicable goals.

The Committee determines, approves and submits to the independent members of the Board for ratification the CEO’s compensation, with the Board Chair and Compensation Committee Chair reviewing all pertinent information with the Board.

The Committee reviews and discusses the CEO’s performance assessments and compensation recommendations for each other Named Executive Officer and then approves the compensation payable to each other Named Executive Officer.

ELEMENTS OF TOTAL COMPENSATION
When setting compensation for our Named Executive Officers, the Committee focuses on total direct compensation. Total direct compensation includes three major components – base salary, annual short-term incentive compensation and annual long-term incentive compensation – all of which are designed to work together to drive a complementary set of behaviors and outcomes.
•Base salary. Base salary is intended to compensate for individual technical and leadership competencies required for such officer’s specific position and to provide economic security.
•Annual Short-Term Incentive Compensation. Annual short-term incentive compensation in the form of a market-competitive, performance-based cash bonus is designed to focus our Named Executive Officers on pre-set objectives each year and drive specific behaviors that foster short-term and long-term growth and profitability.
•Annual Long-Term Incentive Compensation. Annual long-term incentive compensation generally consists of PSUs, stock options and RSUs. Annual long-term incentive compensation is designed to align the interests of Named Executive Officers with the long-term growth interests of our shareholders, reward executives for shareholder value creation, recognize executives for their contributions to the Company and promote retention.
In addition to receiving direct compensation, our Named Executive Officers also participate in various employee benefit programs, as described in the “Other Benefits” section of this CD&A beginning on page 33.
The following chart illustrates, for fiscal 2024, the distribution of value among the three elements of direct compensation for our CEO and, on average, for the other Named Executive Officers. For purposes of this illustration, the annual short-term incentive compensation component is based on the target annual short-term incentive opportunities awarded by the Committee for fiscal 2024 short-term incentive awards (for more information, see "How the 2024 Bonus Plan Works" beginning on page 29) and the annual long-term incentive compensation component is based on the grant value awarded by the Committee for fiscal 2024 annual long-term incentive awards before conversion to the various forms of equity awards (for more information, see “Annual Long-Term Incentive Awards" beginning on page 32). As a percentage of total annual compensation, approximately 88% of our CEO’s compensation and, on average, 76% of our other Named Executive Officers’ compensation was variable because it was subject to performance goals, the fluctuations of our stock price, or both.
28     HAEMONETICS CORPORATION | 2024 Proxy Statement

TARGET ANNUAL COMPENSATION MIX
Base Salary
Base salary, which represents 12% of our CEO’s target total compensation and, on average, 24% of target total compensation for other Named Executive Officers, is paid to provide a fixed component of compensation for the technical and leadership competencies required for the respective position. Target base salary varies based on the field in which each executive operates, the scope of the position, the peer-group comparisons for similarly-situated executives, the experience and qualifications needed for the role, the executive’s performance and an assessment of internal equity among Company executives.
Early in fiscal 2024, the Committee completed the process described above under “Evaluating Executive Performance” (beginning on page 28) and determined appropriate increases to base salaries for our Named Executive Officers based on individual performance and contributions, market considerations and, with respect to our CEO, competitive positioning versus peers based on tenure and performance. Accordingly, fiscal 2024 base salaries for our Named Executive Officers were as follows:

Named Executive Officer	Fiscal 2023 Base Salary	Fiscal 2024 Base Salary	Percent Increase
Christopher A. Simon	$1,000,000	$1,100,000	10.0%
James C. D'Arecca	$525,000	$551,250	5.0%
Michelle L. Basil	$493,607	$520,262	5.4%
Anila Lingamneni	$460,616	$488,253	6.0%
Josep L. Llorens	$468,000	$491,400	5.0%
Annual Short-Term Incentive Compensation
HOW THE 2024 BONUS PLAN WORKS
Annual short-term incentive compensation supports the Committee's pay-for-performance philosophy and aligns individual goals with Company goals. Under our short-term incentive compensation plan for fiscal 2024 (the “2024 Bonus Plan”), Named Executive Officers are eligible for a cash award based on the Company’s attainment of pre-established performance goals that the Committee sets based on the Company's annual operating plan approved by the Board. At the beginning of the fiscal year, the Committee, with input from Pearl Meyer, structured the 2024 Bonus Plan as follows:
•Fiscal 2024 Performance Goals and Metrics. For each of our Named Executive Officers, the Committee tied the 2024 Bonus Plan to achievement of the following two performance goals, with a relative weighting of 60% adjusted revenue to 40% adjusted EPS to align with the Company's strategic focus on transformational revenue growth while also driving profitability:
HAEMONETICS CORPORATION | 2024 Proxy Statement     29

Fiscal 2024 Metrics	Weighting	Description
Adjusted Revenue	60%
Adjusted revenue, which is intended to reflect organic growth, is calculated as revenue determined in accordance with accounting principles generally accepted in the United States ("GAAP") and adjusted to remove the impacts of currency. It may also be adjusted for certain items that affect the comparability of results, including acquisitions or dispositions completed during the fiscal period, other specific large, unusual or nonrecurring items and changes in accounting principles pursuant to GAAP. The Committee selected adjusted revenue as a performance metric because it is a key component of our annual operating plan and is consistent with our strategic objectives to drive transformational revenue growth.

Adjusted EPS	40%
Adjusted EPS is calculated as earnings per share determined in accordance with GAAP and adjusted for certain items that affect the comparability of results, including acquisitions or dispositions completed during the fiscal period, other specific large, unusual or nonrecurring items and changes in accounting principles pursuant to GAAP. The Committee selected adjusted EPS as a performance metric because it is a key driver of shareholder return and aligns executives with shareholder value creation.

The Compensation Committee set fiscal 2024 growth targets for the 2024 Bonus Plan that exceeded fiscal 2023 performance levels and included, among other considerations, projected revenue from North America disposable sales to CSL as included in the Corporation's fiscal 2024 annual operating plan. The Committee determined to maintain wider performance ranges between threshold, target and maximum performance in recognition of continued macroeconomic uncertainties. The Committee believed these financial performance goals were achievable, but appropriately challenging, based on the challenging macroeconomic environment and internal budgeting and forecasting.
•Fiscal 2024 Bonus Plan Targets. The Committee set target payout levels for each Named Executive Officer (expressed as a percentage of base salary) based upon competitive market and internal equity considerations, and it set threshold performance requirements to earn a threshold award (50% of target award) and maximum performance requirements to earn a maximum award (200% of target award). For example, the maximum bonus payout for an individual with a targeted payout level of 50% of annual base salary would be 100% of annual base salary. Based upon competitive market and internal equity considerations and, in the case of our CEO, competitive positioning versus peers based on tenure and performance, the Committee set 2024 Bonus Plan targets for Named Executive Officers, which are expressed as a percentage of base salary, at the levels set forth below:

Named Executive Officer	Fiscal 2023 Target	Fiscal 2024 Target
Christopher A. Simon	110%	125%
James C. D'Arecca	75%	75%
Michelle L. Basil	75%	75%
Anila Lingamneni	65%	65%
Josep L. Llorens	65%	65%
Bonuses paid to our Named Executive Officers under the 2024 Bonus Plan are based primarily upon the Company's achievement of specified adjusted revenue and adjusted EPS targets set by the Committee and are approved by the Compensation Committee. The compensation of our CEO is also ratified by the Board. The Compensation Committee has authority under the 2024 Bonus Plan to adjust final individual bonuses based on individual performance (within the range of 0 to 200% of target as described above), although any such adjustment is expected to be exercised infrequently. No such adjustments were made in fiscal 2024. After the close of fiscal 2024, the Committee received a report from management regarding Company performance against the pre-established performance goals as well as a recommendation as to an appropriate funding level for the 2024 Bonus Plan pool. The Committee then reviewed the Company’s financial performance against each goal and established the 2024 Bonus Plan pool. After establishing the 2024 Bonus Plan pool funding level, the Committee reviewed the individual performance for all Named Executive Officers and approved final awards.
30     HAEMONETICS CORPORATION | 2024 Proxy Statement

2024 BONUS PLAN TARGETS AND FUNDING
The following table outlines the threshold, target and maximum financial performance goals for the 2024 Bonus Plan, as well as the results achieved. With respect to adjusted revenue results, in addition to all other applicable adjustments, the Committee determined to exercise its negative discretion and exclude the benefit of any revenue from North America disposables sales to CSL that were not contemplated when setting adjusted revenue performance targets at the beginning of fiscal 2024 based on the Company's annual operating plan. The Committee believed this decision supported its pay-for-performance philosophy by not rewarding executives for the portion of adjusted revenue overachievement that was tied to above-budgeted sales to CSL under their current U.S. supply agreement that expires in December 2025.

	Metric Weighting	Performance Targets			Achievement
Fiscal 2024 Targets(1)		Threshold	Target	Maximum	Full Year Results	Target Award (%)
Adjusted Revenue(2)	60%	$1,202.0	$1,265.3	$1,328.5	$1,305.3	163.3%
Adjusted EPS(3)	40%	$3.25	$3.61	$3.97	$3.99	200%
Payout Percentage		50%	100%	200%		178%
(1)All dollar values are in millions except per share data.
(2)For purposes of the 2024 Bonus Plan, adjusted revenue equals fiscal 2024 total Company revenue determined in accordance with GAAP, or $1,309.1 million, adjusted to exclude the impacts of currency. Adjusted revenue results further exclude the impact of the Company's acquisition of OpSens Inc. in December 2023, which occurred after the Compensation Committee set performance goals under the 2024 Bonus Plan. As discussed above, the Committee also determined to exclude from adjusted revenue results approximately $23.9 million of fiscal 2024 revenue from North America disposables sales to CSL that was not included in the adjusted revenue performance target set by the Committee at the beginning of fiscal 2024 based on the Corporation's fiscal 2024 annual operating plan.
(3)For purposes of the 2024 Bonus Plan, adjusted EPS equals earnings per share determined in accordance with GAAP, adjusted to exclude restructuring costs, restructuring related costs, digital transformation costs, amortization of acquired intangible assets, asset impairments and write downs, amortization of fair value inventory step-up, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation and In Vitro Diagnostic Regulation, integration and transaction costs, divestitures and sale of assets, certain tax settlements, unusual or infrequent and material litigation-related charges and the tax impact of each of these items. For purposes of the 2024 Bonus Plan, Adjusted EPS results further exclude the impact of the Company's acquisition of OpSens Inc. in December 2023, which occurred after the Compensation Committee set performance goals under the 2024 Bonus Plan. Adjusted EPS performance targets for the 2024 Bonus Plan did not contemplate, and the Company did not engage in, share repurchases during fiscal 2024 and accordingly no adjustment has been made for share repurchases.
2024 BONUS PLAN AWARDS AND RESULTS
Based upon the Company’s performance against the pre-established performance goals described above, and after giving effect to the Committee's exercise of negative discretion discussed above with respect to adjusted revenue results, the Committee set the overall funding level of the 2024 Bonus Plan pool at 178% of target funding for Named Executive Officers. Preliminary individual bonus payouts for Named Executive Officers were then calculated based on the overall funding level applicable to the executive as well as the targeted payout levels for each Named Executive Officer. The Committee then reviewed the performance of each individual during fiscal 2024, taking into consideration the recommendation of the CEO with respect to Named Executive Officers other than the CEO. The Committee then considered adjustments to the preliminary individual bonus payouts in accordance with the 2024 Bonus Plan (as described above) based on each Named Executive Officer's performance during fiscal 2024.
Based on this alignment of performance, total fiscal 2024 short-term incentive payments for our Named Executive Officers are shown below:

Executive	Fiscal 2024 Bonus Target (% Salary)	Fiscal 2024 Bonus Target ($)(1)	Fiscal 2024 Bonus Actual (% Bonus Target)	Fiscal 2024 Bonus Actual ($)(1)
Christopher A. Simon	125%	$1,375,000	178%	$2,447,500
James C. D'Arecca	75%	$413,438	178%	$735,919
Michelle L. Basil	75%	$390,197	178%	$694,550
Anila Lingamneni	65%	$317,364	178%	$564,909
Josep L. Llorens	65%	$319,410	178%	$568,550
(1)Rounded to nearest whole dollar.
HAEMONETICS CORPORATION | 2024 Proxy Statement     31

Annual Long-Term Incentive Awards
The Committee uses long-term incentive compensation to deliver competitive compensation that recognizes executives for their contributions to the Company and aligns the interests of Named Executive Officers with shareholders by focusing them on long-term growth and share performance. The Committee views long-term incentive awards as a significant element of total compensation at the executive level and a critical component of the Company’s executive compensation program.
FISCAL 2024 LONG-TERM INCENTIVE AWARD TYPES
In fiscal 2024, the total award values of annual long-term incentive awards granted to our Named Executive Officers were allocated generally among the following:

50% PSUs
Performance-based awards vest, if at all, at the end of a three-year performance period based upon satisfaction of performance criteria tied to relative total shareholder return, or rTSR (for more information, see "How We Establish rTSR Goals" below)
25% Stock Options Four-year ratable vesting period
25% RSUs Three-year ratable vesting period
The Committee considered this allocation of annual long-term incentive awards to be appropriate, as Company performance is reflected in PSUs and stock options (which only have value to the extent the Company’s stock price increases from the stock price on the grant date), while grants of time-based RSUs allow the program to support retention throughout a full business cycle. In April 2023, the Committee determined to change the vesting schedule for time-based RSUs from four years to three years beginning with the fiscal 2024 annual grant cycle, based on considerations of market competitiveness with prevailing peer practice.

HOW WE ESTABLISH rTSR GOALS

In implementing and setting goals for our PSU awards, the Committee considers market practice as well as our focus on driving shareholder value. For our fiscal 2024 PSU awards, the Committee determined to retain the PSU metric of rTSR (measured over a three-year performance period) because it directly links our Named Executive Officers' compensation to long-term shareholder return, in addition to being well received and supported by our shareholders.
The Committee did not make any design changes for fiscal 2024 PSU awards. Achievement under fiscal 2024 PSU awards is tied to the Company's rTSR relative to the components of the S&P MidCap 400 index during the three-year performance period from May 15, 2023 to May 14, 2026 (the Company has been a member of the S&P MidCap 400 Index since fiscal 2019). Depending on the Company’s rTSR performance, the number of shares that may be earned under these PSU awards ranges from 0% to 200% of target, as follows:

rTSR	Percentage of Target Shares Earned
Below 30th percentile	0%
30th to 50th percentile (Threshold)	50% to 99%
51st to 80th percentile (Target)	100% to 200%
80th percentile or higher (Maximum)	Capped at 200%

Similar to fiscal 2023 PSU awards, if the Company experiences negative total shareholder return during the performance period, the fiscal 2024 PSU award payout cannot exceed 100% of the target performance level.

32     HAEMONETICS CORPORATION | 2024 Proxy Statement

INDIVIDUAL FISCAL 2024 LONG-TERM INCENTIVE AWARDS
When setting annual long-term incentive compensation for Named Executive Officers, the Committee employs the process described in the “Evaluating Executive Performance” section of this CD&A (beginning on page 28). After the Committee establishes a grant value for each Named Executive Officer’s fiscal 2024 annual long-term incentive award, that value is allocated between PSUs, stock options and RSUs (see "Fiscal 2024 Long-Term Incentive Award Types" beginning on page 32), with the exact number of PSUs and RSUs issued based upon the closing price of the Company’s common stock on the grant date and the exact number of stock options determined using the applicable Black-Scholes value.
The table below lists the grant value of fiscal 2024 annual long-term incentive awards granted by the Committee:

Named Executive Officer	Fiscal 2023 Annual Long-Term Incentive Grant Value Awarded	Fiscal 2024 Annual Long-Term Incentive Grant Value Awarded(1)
Christopher A. Simon	$6,000,000	$6,500,000
James C. D'Arecca	$1,100,000(2)	$1,500,000
Michelle L. Basil	$1,400,000	$1,500,000
Anila Lingamneni	$1,000,000	$1,200,000
Josep L. Llorens	$1,000,000	$1,100,000
(1)The award values in this table reflect the grant values awarded by the Committee while the Summary Compensation Table (see page 38) and the Grants of Plan-Based Awards During Fiscal 2024 table (see page 39) reflect the award values for accounting purposes.
(2)Excludes grant value of fiscal 2023 new-hire grant to Mr. D'Arecca, as disclosed in our 2023 proxy statement.
LONG-TERM INCENTIVE AWARD PAYOUTS
During fiscal 2024, the Committee determined final shares earned under the following PSU award grants made to each of Messrs. Simon and Llorens and Mses. Basil and Lingamneni in May 2020 with three-year performance periods ending in fiscal 2024:

			Performance Targets			Achievement
Performance Period	Metrics(1)	Metric Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	Results	Results as % of Target
May 18, 2020 to May 17, 2023	rTSR	100%	30th Percentile	51st Percentile	80th Percentile	9th Percentile	0%
(1)Based on Company’s rTSR during the performance period relative to performance of the components of the S&P MidCap 400 index. Results between the 30th to 50th percentile and between the 51st to 80th percentile are interpolated between 50-99% and 100-200% of share payout as a percentage of target award, respectively.
Other Benefits
The Company offers retirement and health and welfare benefits, as well as an employee stock purchase plan, to eligible employees, including Named Executive Officers. The Company offers very limited perquisites to executive officers.
RETIREMENT AND HEALTH AND WELFARE BENEFITS
We maintain a tax-qualified defined contribution 401(k) plan, the Haemonetics Corporation Savings Plus Plan, that is available to all eligible United States employees. As part of our overall compensation offering, our health and welfare benefits are intended to be competitive with peer companies. The health and welfare benefits we provide to our Named Executive Officers are offered to all of our eligible United States-based employees and include medical, dental, prescription drug, vision, life insurance, accidental death and dismemberment, critical illness, accident, short- and long-term disability coverage and an employee assistance program. The Company's long-term disability coverage includes supplemental coverage available for eligible employees, including each of our Named Executive Officers, who earn salaries in excess of amounts covered under our base plan.
EMPLOYEE STOCK PURCHASE PLAN
We maintain a broad-based employee stock purchase plan, the Haemonetics Corporation 2007 Employee Stock Purchase Plan (“ESPP”), which provides eligible employees, including our Named Executive Officers, with the opportunity to purchase Company shares through payroll deductions. We believe that providing an employee stock purchase plan is consistent with our philosophy that compensation should align the interests of employees and shareholders and promote a long-term shareholder perspective. The ESPP is intended to be “qualified” under Internal Revenue Code Section 423 and offers eligible employees the opportunity to purchase Company shares during consecutive offering periods of approximately six months that generally begin with the first of May and November each year. Mr. Simon and Ms. Lingamneni participated in the ESPP during fiscal 2024.
HAEMONETICS CORPORATION | 2024 Proxy Statement     33

OTHER COMPENSATION AND POLICIES
Employment, Change in Control and Severance Arrangements
Our success in building the sound leadership team in place today was due in large part to our ability to utilize a full complement of compensation tools, including employment, change in control and severance agreements. We believe that together, our employment, change in control and severance agreements, which are guided by our compensation philosophy and governance practices, foster stability within our executive leadership team by helping our executives to better focus their time, attention and capabilities on our business and assist the Company in recruiting and retaining key executives. Details about specific arrangements made with our Named Executive Officers are set forth below.
EMPLOYMENT AGREEMENT WITH CHRISTOPHER A. SIMON
In connection with his appointment as President and Chief Executive Officer in fiscal 2017, Mr. Simon entered into an employment agreement with the Company (the “Employment Agreement”). The Employment Agreement renews automatically each year and provides for a specified annual base salary and a target variable compensation award based on performance, both of which are subject to annual adjustment. Pursuant to the Employment Agreement, Mr. Simon is also eligible to receive annual equity grants under the Company’s long-term incentive compensation plans, as determined by the Compensation Committee. The Employment Agreement also entitles Mr. Simon to participate in all other elements of the Company’s standard employee benefit programs generally available to the Company’s senior executives, to reimbursement for certain housing and travel expenses during his first 18 months of employment (which have since expired), and to reimbursement of up to $20,000 in legal fees in connection with the enforcement of the Employment Agreement.
Additionally, the Employment Agreement provides that Mr. Simon will be entitled to severance benefits under the terms of separate executive severance and change in control agreements between Mr. Simon and the Company. The terms of Mr. Simon’s severance and change in control agreements with the Company are discussed below.
SEVERANCE AND CHANGE IN CONTROL AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
The Company has entered into severance and change in control agreements with certain of its senior executive officers, including our Named Executive Officers. The purpose of these agreements is to provide financial security if there is a loss of employment in certain circumstances (as discussed in detail below) so the executive can better focus his or her time, attention and capabilities on our business. In consideration for these benefits, each executive agrees to a release of claims and customary confidentiality, non-competition and non-solicitation clauses in favor of the Company.
Severance Agreements. Each agreement provides that if the executive is terminated for reasons other than death, disability or cause or, solely in the case of Mr. Simon, if he resigns due to constructive termination (as such terms are defined in the severance agreement), the executive is entitled to receive the following benefits:
•An amount equal to (i) for Mr. Simon, two times his base salary payable over a 24-month period and (ii) for our other Named Executive Officers, one times the person's base salary payable over a 12-month period;
•An amount equal to the cost of the Company’s portion of the monthly premium for the executive’s medical and dental insurance coverage for a period of (i) two years for Mr. Simon, payable over a 24-month period, and (ii) one year for our other Named Executive Officers, payable over a 12-month period;
•A pro-rated annual bonus for the year in which the executive was terminated based on the Company’s actual performance during the applicable bonus period and assuming full achievement of any individual performance goals;
•Outplacement services for up to 12 months; and
•If any benefit provided under the agreement is subject to excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”), the benefit will either be reduced to the Section 280G cap or paid in full depending on which provides the better after-tax position for the executive.
Each severance agreement (other than Mr. Simon’s, which continues for the duration of his employment as Chief Executive Officer) has an initial term of three years and will automatically renew for successive one-year periods, unless terminated by either party. Severance benefits payable under each agreement will immediately cease if the executive violates certain confidentiality, non-solicitation and non-competition obligations and, in the event of such violation, the executive will be required to repay to the Company any installments of continued base salary or payments for welfare benefits that were previously paid to the executive under the severance agreement. To the extent the executive is entitled to severance benefits under a change in control agreement, the executive will not receive any benefits under the severance agreement.
Double-Trigger Change in Control Agreements. Each agreement provides that if a change in control occurs during the term of the agreement and the executive is terminated for reasons other than death, disability or cause (as defined in the change of control agreement) or terminates his or her employment due to constructive termination (as defined in the change in control agreement) within two years after the occurrence of the change in control (this is known as a "double trigger"), the executive is entitled to receive the following benefits:
•A lump sum cash payment equal to (i) for Mr. Simon, 2.99 times the sum of his base salary plus target annual short-term incentive compensation and/or any other annual cash incentive award opportunity at the time of termination or change in control (whichever is higher), and (ii) for our other Named Executive Officers, two times the sum of their salary plus target annual short-term incentive compensation and/or any other annual cash incentive award opportunity at the time of termination or change in control (whichever is higher);
34     HAEMONETICS CORPORATION | 2024 Proxy Statement

•A lump sum cash payment equal to (i) for Mr. Simon, thirty-six times the cost of the Company’s portion of the monthly premium for the executive’s medical, dental, life and disability insurance coverage, and (ii) for our other Named Executive Officers, twenty-four times the cost of the Company’s portion of the monthly premium for the executive’s medical, dental, life and disability insurance coverage;
•Outplacement services for up to 12 months;
•Immediate and full vesting of all time-based equity awards and pro rata vesting of performance-based awards, provided that in the event of a conflict between the terms of the change in control agreement and the terms of an individual equity award with respect to vesting of equity awards upon a change in control, the terms of the individual equity award will control if such award provides more favorable vesting terms than the change in control agreement (for a discussion of change in control terms under our equity awards see “Change in Control and Acceleration in Equity Awards” below); and
•If any benefit provided under the agreement is subject to excise taxes under Section 280G, the benefit will either be reduced to the Section 280G cap or paid in full depending on which provides the better after-tax position for the executive
For purposes of the agreements, a change in control is defined as a person or group acquiring 50% or more of the Company’s stock, the sale of substantially all the assets of the Company to an unrelated person, our “Incumbent Board” ceasing for any reason to constitute a majority of the Board, or the consummation of certain mergers, reorganizations, consolidations and share exchanges. Each change in control agreement (other than Mr. Simon’s, which continues for the duration of his employment as Chief Executive Officer) has an initial term of five years and will automatically renew for successive five-year periods, unless terminated by either party. Benefits payable under each agreement will immediately cease if the executive violates certain confidentiality, non-solicitation and non-competition obligations and, in the event of such violation, the executive will be required to repay to the Company any cash amounts that were previously paid to the executive under the agreement.
The amount of the estimated payments and benefits payable to our Named Executive Officers, assuming termination or a change in control of the Company as of the last day of fiscal 2024, is shown in the table on page 43 under the heading “Potential Payments upon Termination or Change in Control.”
CHANGE IN CONTROL AND ACCELERATION IN EQUITY AWARDS
Each option award agreement and RSU award agreement provides that if a change in control occurs and the executive is terminated for reasons other than death, disability or cause (as defined in each agreement) or terminates his or her employment due to certain qualifying terminations within two years after the occurrence of the change in control (i.e., a double trigger), then all unvested stock options and time-based RSUs will immediately vest. Additionally, option and RSU awards will vest in full upon termination of employment due to the executive's death and, in the case of option awards and RSU awards (other than fiscal 2019 RSU awards), will continue to vest in accordance with the vesting schedule upon a termination of employment due to the executive's disability (as defined in the award agreement).
PSUs provide for “double-trigger” vesting in connection with a change in control. If an executive’s employment is terminated involuntarily without cause or voluntarily for good reason (as defined in the agreement) within two years following a change in control, the requirement for vesting will be met and the executive will be entitled to receive the greater of the amount the executive would receive based on performance achieved as of the change in control date and a pro rata portion of the target award amount based on the period of time elapsed during the performance period. Additionally, upon a termination of employment due to the executive's death, disability or a qualifying retirement (each as defined in the agreement), the executive will remain eligible to receive a pro rata portion of the target award amount at the end of the performance period based on the period of time elapsed during the performance period and achievement of the relevant performance metrics.
Under the terms of our award agreements, a "change in control" would occur upon the acquisition of 50% or more of the Company's shares of common stock, the sale of substantially all Company assets, the turnover of a majority of our then-current Board in a proxy contest, or upon certain mergers, reorganizations, consolidations and share exchanges.
Share Ownership Policy
Our Board believes strongly in aligning the long-term interests of our directors and executives with those of our shareholders. We maintain through our Compensation Committee a share ownership policy requiring that our Board Chair, all other non-employee directors, our CEO and our other Named Executive Officers own shares of Haemonetics common stock at or above prescribed levels based on their role at the Company. Specifically, those individuals must comply with the following ownership requirements (expressed as a multiple of annual retainer or base salary) within five years of their respective election as a director, date of hire as an executive officer, or date of appointment to a new role requiring them to maintain a higher level of stock ownership under the policy:

Organizational Role	Share Ownership Requirement	Compliance Status(1)
Non-Employee Directors (Other than Board Chair)	5X annual cash retainer	Compliant
Board Chair	2X non-employee director dollar threshold	Compliant
Chief Executive Officer	5X base salary	Compliant
Other Named Executive Officers	2X base salary	Compliant or within 5-year grace period
(1)The Compensation Committee reviews executive and director share ownership compliance at least annually at its October meeting. Compliance status above is measured as of the last day of the Company's fiscal 2024.
HAEMONETICS CORPORATION | 2024 Proxy Statement     35

Only the value of shares owned outright and unvested RSUs are credited toward the share ownership requirements above. In fiscal 2024, the Compensation Committee amended the Company's share ownership policy to remove the value of vested, in-the-money stock options from counting toward policy compliance. Accordingly, no unvested PSUs or outstanding stock options (regardless of whether or not vested) are credited towards the ownership requirements. The Compensation Committee may temporarily suspend or permanently remove an individual’s share ownership requirement for hardship due to unforeseen and compelling circumstances.
Clawback Policies
To further align the executive compensation program with the interests of shareholders and our culture of ethical behavior, our Principles of Corporate Governance include a clawback provision that provides for recovery of short-term incentive compensation and long-term equity awards (both time-based and incentive-based) of an executive officer in the event that (a) the Company is required to make an accounting restatement due to material non-compliance with any financial reporting requirement under the securities laws, as a result of misconduct; or (b) such executive officer violates the Company’s Code of Conduct in a manner that causes material harm to the Company. In such an event, the Company may – as determined to be appropriate by the Board and in all cases as required by law – seek reimbursement of all or a portion of such executive officer’s short-term and long-term compensation granted or earned. In October 2023, the Board adopted an additional compensation recovery policy that is intended to comply with the new requirements of Section 10D of the Exchange Act and corresponding SEC and NYSE rules (the “Dodd-Frank Clawback Policy”). The clawback provisions under our Governance Principles and Dodd-Frank Clawback Policy are incorporated by reference into our Fiscal 2024 Bonus Plan and long-term equity award agreements, and do not preclude recovery under the other’s provisions or as otherwise required by law, provided that no executive officer will be subject to duplicative recovery under the Governance Principles and Dodd-Frank Clawback Policy.
RISK ASSESSMENT OF OUR COMPENSATION PROGRAMS
At the Compensation Committee’s direction, representatives of the Company’s Human Resources department conducted a risk assessment of the Company’s compensation programs and practices during fiscal 2024. This risk assessment consisted of a review of cash and equity compensation provided to Company employees, with a focus on compensation payable to senior executives and incentive compensation plans which provide variable compensation to other Company employees based upon Company and individual performance. The Compensation Committee reviewed the findings of this assessment and agreed with the conclusion that our compensation programs are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not create risk that is reasonably likely to have a material adverse effect on the Company. The following characteristics of our compensation programs support this finding:
•Our use of different types of compensation vehicles that provide a balance of short- and long-term incentives with fixed and variable components;
•Our practice of capping non-sales plan awards to limit windfalls;
•Our practice of looking beyond results-oriented performance in assessing the contributions of a particular executive;
•Our share ownership guidelines; and
•Our clawback policy applicable to our incentive plans.
IMPACT OF TAX ACCOUNTING ON COMPENSATION
Deductibility of Compensation
The impact of federal tax laws on our compensation programs is also considered by the Compensation Committee. Section 162(m) of the Internal Revenue Code (the "Code"), as amended, generally limits the deductibility of compensation in excess of $1 million paid to any one “covered employee” (which generally includes the Company’s Named Executive Officers) during any fiscal year. Under the rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. The Tax Cuts and Jobs Act of 2017 repealed the exemption from the Section 162(m) deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017. As a result, we expect that compensation paid to our Named Executive Officers in excess of $1 million generally will not be deductible.
Although our compensation programs take into consideration the Section 162(m) rules as a factor, this consideration will not necessarily limit compensation to amounts deductible under Section 162(m). Despite the changes to Section 162(m) the Compensation Committee currently expects to structure the Company’s executive compensation programs such that a significant portion of executive pay is subject to performance goals.
Stock-Based Compensation Expense
The Company recognizes stock-based compensation expense under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. In determining the appropriate fiscal 2024 long-term incentive grant levels, the Company sought to balance its long-term incentive goals with the need to reduce shareholder dilution and manage stock compensation expense.
36     HAEMONETICS CORPORATION | 2024 Proxy Statement

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2024 for filing with the SEC.
THE COMPENSATION COMMITTEE
Robert E. Abernathy, Chair
Diane M. Bryant
Mark W. Kroll
Claire Pomeroy
HAEMONETICS CORPORATION | 2024 Proxy Statement     37

Executive Compensation Tables
The following table summarizes the compensation of our Named Executive Officers for each of the last three fiscal years. Please refer to the Compensation Discussion and Analysis beginning on page 22 for a description of our compensation policies and practices as well as a description of the components of compensation payable to our Named Executive Officers.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation ($)	Total
Christopher A. Simon President and Chief Executive Officer	2024	$1,088,469	$—	$6,320,923	$1,624,959	$2,447,500	$63,262(5)	$11,545,113
	2023	$1,012,885	$—	$5,924,933	$1,499,980	$2,200,000	$48,597	$10,686,395
	2022	$945,000	$—	$5,319,246	$1,499,986	$908,523	$29,465	$8,702,220
James C. D'Arecca Executive Vice President, Chief Financial Officer	2024	$548,213	$—	$1,458,507	$374,975	$735,919	$28,445(6)	$3,146,059
	2023	$525,000	$400,000	$1,386,179	$574,980	$770,192	$108,299	$3,764,650
	2022	$—	$—	$—	$—	$—	$—	$—
Michelle L. Basil Executive Vice President, General Counsel	2024	$517,194	$—	$1,458,507	$374,975	$694,550	$26,177(7)	$3,071,403
	2023	$498,576	$—	$1,382,412	$349,998	$740,411	$19,005	$2,990,402
	2022	$477,619	$—	$2,241,162	$349,982	$293,193	$17,778	$3,379,734
Anila Lingamneni Executive Vice President, Chief Technology Officer	2024	$485,070	$—	$1,166,831	$299,996	$564,909	$25,611(8)	$2,542,417
	2023	$467,430	$—	$987,437	$249,984	$598,801	$22,668	$2,326,320
	2022	$441,412	$—	$1,109,106	$199,990	$251,611	$21,413	$2,023,532
Josep L. Llorens Executive Vice President, Global Manufacturing and Supply Chain	2024	$488,700	$—	$1,069,593	$274,977	$568,550	$27,190(9)	$2,429,010
	2023	$474,923	$—	$987,437	$249,984	$608,400	$23,917	$2,344,661
	2022	$440,794	$—	$1,109,106	$199,990	$255,645	$22,320	$2,027,855
(1)Salaries for fiscal 2024 listed above differ slightly from the fiscal 2024 base salaries discussed in the CD&A because of the timing of fiscal 2024 salary increases, which were approved by the Compensation Committee for each Named Executive Officer and took effect during May 2023.
(2)Represents one-time cash bonuses in connection with new hire sign-on and entry into customary non-competition, non-solicitation and assignment of inventions agreement, payable following completion of the Named Executive Officer's first 60 days of employment.
(3)Represents the aggregate grant date fair value for, in the case of Stock Awards, time-based RSUs and performance-based PSUs, and in the case of Option Awards, stock options, in each case granted in the respective fiscal years set forth above and calculated in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The grant date fair value of RSUs granted under our 2019 Long-Term Incentive Compensation Plan (as amended and restated, the "2019 Plan") are calculated using the closing price of the Company's common stock on the grant date. PSU values were determined based on the expected performance at the time of grant. The Company uses the Monte Carlo model to estimate the probability of satisfying the performance criteria and the resulting fair value of PSU awards with market conditions. If the maximum level of performance is assumed for the PSUs awarded in fiscal 2024, the value of Mr. Simon’s fiscal 2024 PSU awards would be $9,391,964 instead of $4,695,982, Mr. D'Arecca would be $2,167,178 instead of $1,083,589, Ms. Basil’s would be $2,167,178 instead of $1,083,589, Ms. Lingamneni's would be $1,733,794 instead of $866,897, and Mr. Llorens’ would be $1,589,246 instead of $794,623. The grant date fair value of stock options is estimated using the Black-Scholes option-pricing model based on the closing price of the Company's common stock on the grant date for awards under the 2019 Plan, and the weighted average assumptions specific to the underlying stock options in each case. For a detailed description of the assumptions used to calculate the grant date fair value of our Stock Awards and Option Awards, see Note 16 "Capital Stock" to the Company's consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 30, 2024. All RSU, PSU and stock option awards granted to Named Executive Officers in fiscal 2024 were made pursuant to the 2019 Plan.
(4)Represents cash payments under our annual short-term incentive compensation plans for fiscal years 2022, 2023 and 2024, as applicable.
(5)Represents (i) the Company's matching contributions under our 401(k) savings plan in the amount of $21,031, (ii) the Company paid portion of supplemental long-term disability insurance premiums in the amount of $23,005 and (iii) the Company paid portion of spousal travel to the Corporation's annual sales meeting in the amount of $11,661 and the payment of taxes on such expense.
(6)Represents (i) the Company's matching contributions under our 401(k) savings plan in the amount of $20,830, (ii) the Company paid portion of supplemental long-term disability insurance premiums and (iii) commuter benefits under a program available to all Boston-based employees.
(7)Represents (i) the Company's matching contributions under our 401(k) savings plan in the amount of $20,972, (ii) the Company paid portion of supplemental long-term disability insurance premiums and (iii) commuter benefits under a program available to all Boston-based employees.
(8)Represents (i) the Company's matching contributions under our 401(k) savings plan in the amount of $20,778 and (ii) the Company paid portion of supplemental long-term disability insurance premiums.
(9)Represents (i) the Company's matching contributions under our 401(k) savings plan in the amount of $20,718, (ii) the Company paid portion of supplemental long-term disability insurance premiums and (iii) commuter benefits under a program available to all Boston-based employees.
38     HAEMONETICS CORPORATION | 2024 Proxy Statement

GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2024
The following table summarizes all plan-based award grants to each of our Named Executive Officers during fiscal 2024.

Name	Grant Date	Estimated Future Payouts Under Non-Equity incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock Awards and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher A. Simon		$687,500	$1,375,000	$2,750,000
	5/15/2023				18,226	36,451	72,902	18,225	41,177	$89.16	$7,945,882
James C. D'Arecca		$206,719	$413,438	$826,876
	5/15/2023				4,206	8,411	16,822	4,205	9,502	$89.16	$1,833,482
Michelle L. Basil		$195,099	$390,197	$780,394
	5/15/2023				4,206	8,411	16,822	4,205	9,502	$89.16	$1,833,482
Anila Lingamneni		$158,682	$317,364	$634,728
	5/15/2023				3,365	6,729	13,458	3,364	7,602	$89.16	$1,466,827
Josep L. Llorens		$159,705	$319,410	$638,820
	5/15/2023				3,084	6,168	12,336	3,084	6,968	$89.16	$1,344,570
(1)Represents the threshold, target and maximum annual cash incentive awards under our 2024 Bonus Plan. The threshold amount for each Named Executive Officer is 50% of target, as the minimum amount payable (subject to individual performance) if threshold performance is achieved. If the threshold is not achieved, the payment to the Named Executive Officers would be zero. The target amount is based upon achievement within the target ranges for the performance measures listed in “2024 Bonus Plan Targets and Funding” in the CD&A beginning on page 31. The maximum amount represents 200% of target. The actual amounts earned by each Named Executive Officer are set forth under "2024 Bonus Plan Awards and Results" in the CD&A beginning on page 31.
(2)Represents the threshold, target and maximum award amounts for PSU awards issued to our Named Executive Officers during fiscal 2024. The PSU award amounts will be determined based on the Company's three-year total shareholder return relative to the components of the S&P MidCap 400 Index. For more information see "Individual Fiscal 2024 Annual Long-Term Incentive Awards" in the CD&A beginning on page 33.
(3)Represents RSUs that vest in annual increments of one-third beginning on the first anniversary of the date of grant.
(4)Represents option awards that vest in annual increments of 25% beginning on the first anniversary of the date of grant. The exercise price of options awards equals the closing price of the Company's common stock on the grant date.
(5)Represents the aggregate grant date fair value for, in the case of Stock Awards, time-based RSUs and performance-based PSUs, and in the case of Option Awards, stock options, in each case calculated in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. For a detailed description of the assumptions used to calculate the grant date fair value of our Stock Awards and Option Awards, see Note 16 "Capital Stock" to the Company's consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 30, 2024.
HAEMONETICS CORPORATION | 2024 Proxy Statement     39

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The table below reflects all outstanding equity awards made to each of the Named Executive Officers that were outstanding at the end of fiscal 2024. Market or payout values are based upon the closing price of $85.35, which was the closing price on the NYSE of our common stock on March 28, 2024 (the "Closing Price"), the last trading day of our common stock in fiscal 2024.

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Christopher A. Simon	104,516	—	(4)	$41.64	6/6/2024
	40,443	—	(5)	$93.52	6/11/2025
	48,971	—	(6)	$98.03	5/14/2026
	36,828	12,277	(7)	$103.37	5/18/2027
	35,866	35,867	(8)	$56.57	5/18/2028
	15,222	45,669	(9)	$57.60	5/16/2029
	—	41,177	(10)	$89.16	5/15/2030
						3,628	(7)(11)	$309,650
						13,258	(8)(11)	$1,131,570
						19,531	(9)(11)	$1,666,971
						18,225	(10)(12)	$1,555,504
									53,031	(3)(8)	$4,526,196
									52,083	(3)(9)	$4,445,284
									36,451	(3)(10)	$3,111,093
James C. D'Arecca	3,457	10,371	(13)	$50.83	5/2/2029
	2,790	8,373	(9)	$57.60	5/16/2029
	—	9,502	(10)	$89.16	5/15/2030
						4,427	(11)(13)	$377,844
						3,581	(9)(11)	$305,638
						4,205	(10)(12)	$358,897
									9,548	(3)(9)	$814,922
									8,411	(3)(10)	$717,879
Michelle L. Basil	9,516	—	(5)	$93.52	6/11/2025
	9,794	—	(6)	$98.025	5/14/2026
	7,365	2,456	(7)	$103.37	5/18/2027
	4,184	8,369	(8)	$56.57	5/18/2028
	3,552	10,656	(9)	$57.60	5/16/2029
	—	9,502	(10)	$89.16	5/15/2030
						726	(7)(11)	$61,964
						3,094	(8)(11)	$264,073
						4,557	(9)(11)	$388,940
						4,205	(10)(12)	$358,897
									12,374	(3)(8)	$1,056,121
									12,152	(3)(9)	$1,037,173
									8,411	(3)(10)	$717,879
Anila Lingamneni	5,631	1,878	(14)	$103.12	4/15/2027
	3,069	1,023	(7)	$103.37	5/18/2027
	4,782	4,782	(8)	$56.57	5/18/2028
	2,537	7,611	(9)	$57.60	5/16/2029
	—	7,602	(10)	$89.16	5/15/2030
						546	(11)(14)	$46,601
						303	(7)(11)	$25,861
						1,768	(8)(11)	$150,899
40     HAEMONETICS CORPORATION | 2024 Proxy Statement

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
						3,255	(9)(11)	$277,814
						3,364	(10)(12)	$287,117
									7,070	(3)(8)	$603,425
									8,680	(3)(9)	$740,838
									6,729	(3)(10)	$574,320
Josep L. Llorens	4,714	—	(15)	$111.84	9/4/2025
	5,342	—	(6)	$98.025	5/14/2026
	4,296	1,432	(7)	$103.37	5/18/2027
	—	4,782	(8)	$56.57	5/18/2028
	—	7,611	(9)	$57.60	5/16/2029
	—	6,968	(10)	$89.16	5/15/2030
						423	(7)(11)	$36,103
						1,768	(8)(11)	$150,899
						3,255	(9)(11)	$277,814
						3,084	(10)(12)	$263,219
									7,070	(3)(8)	$603,425
									8,680	(3)(9)	$740,838
									6,168	(3)(10)	$526,439
(1)All stock option awards vest in annual increments of 25% beginning on the first anniversary of the date of grant.
(2)Represents unvested RSUs, the market value for which was determined by multiplying the Closing Price by the number of RSUs.
(3)Represents unvested PSUs, the market value for which was determined by multiplying the Closing Price by the number of PSUs assuming 100% achievement of target performance goals. The PSU award amounts will be determined based on the Company's total shareholder return during a three-year performance period relative to a comparison group and vest, if at all, on the last day of the performance period. The last day of the performance period for grants made May 2021 is May 17, 2024, for grants made in May 2022 is May 15, 2025 and for grants made in May 2023 is May 14, 2026. The actual number of shares awarded under a PSU may range from 0% to a maximum of 200% of the target award depending upon the Company’s relative total shareholder return.
(4)Date of grant is June 6, 2017.
(5)Date of grant is June 11, 2018.
(6)Date of grant is May 14, 2019.
(7)Date of grant is May 18, 2020.
(8)Date of grant is May 18, 2021.
(9)Date of grant is May 16, 2022.
(10)Date of grant is May 15, 2023.
(11)Each RSU vests in annual increments of 25% beginning on the first anniversary of the date of grant.
(12)Each RSU vests in annual increments of one-third beginning on the first anniversary of the date of grant.
(13)Date of grant is May 2, 2022.
(14)Date of grant is April 15, 2020.
(15)Date of grant is September 4, 2018.
HAEMONETICS CORPORATION | 2024 Proxy Statement     41

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Christopher A. Simon	196,746	$11,062,044	20,273	$1,744,669
James C. D'Arecca	—	$—	2,668	$226,876
Michelle L. Basil	—	$—	13,738	$1,159,543
Anila Lingamneni	—	$—	6,351	$536,446
Josep L. Llorens	4,928	$162,130	6,310	$534,090
(1)Amounts reflect the difference between the exercise price of the option and the price of the Company’s common stock on the New York Stock Exchange at the time of exercise.
(2)Amounts reflect the average of the high and low trading price of the Company’s common stock on the NYSE on the vesting date for awards under our 2005 Long-Term Incentive Compensation Plan, or 2005 Plan, and the closing price of the Company's common stock on the NYSE on the vesting date for awards under our 2019 Plan (as amended and or restated from time to time).
42     HAEMONETICS CORPORATION | 2024 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table describes the potential payments upon termination or a change in control for our Named Executive Officers. The material terms of our employment, change of control and severance agreements with our Named Executive Officers and the termination and change in control benefits under our equity awards are discussed above in the CD&A under the sub-heading “Employment, Change in Control and Severance Arrangements” beginning on page 34.

Name	Cash Severance Payment	Continuation of Benefits	In-the-Money Value of Unvested Equity(1)	Other Benefits(2)	Total
Christopher A. Simon
Termination By the Company for Cause	$—	$—	$—	$—	$—
Voluntary Termination or Qualifying Retirement(3)	$—	$—	$8,013,745	$—	$8,013,745
Death of Executive(4)	$—	$—	$14,977,007	$—	$14,977,007
Disability of Executive(5)	$—	$—	$14,977,007	$—	$14,977,007
Involuntary Termination Without Cause or Constructive Termination by Executive (6)	$4,647,500	$—	$—	$15,000	$4,662,500
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(7)	$7,400,250	$73,920	$19,045,834	$15,000	$26,535,004
James C. D'Arecca
Termination By the Company for Cause	$—	$—	$—	$—	$—
Voluntary Termination or Qualifying Retirement(3)	$—	$—	$—	$—	$—
Death of Executive(4)	$—	$—	$2,351,575	$—	$2,351,575
Disability of Executive(5)	$—	$—	$2,351,575	$—	$2,351,575
Involuntary Termination Without Cause or Constructive Termination by Executive (6)	$1,287,169	$20,886	$—	$15,000	$1,323,055
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(7)	$1,929,375	$56,672	$3,165,538	$15,000	$5,166,585
Michelle L. Basil
Termination By the Company for Cause	$—	$—	$—	$—	$—
Voluntary Termination or Qualifying Retirement(3)	$—	$—	$—	$—	$—
Death of Executive(4)	$—	$—	$3,477,932	$—	$3,477,932
Disability of Executive(5)	$—	$—	$3,477,932	$—	$3,477,932
Involuntary Termination Without Cause or Constructive Termination by Executive (6)	$1,214,812	$11,120	$—	$15,000	$1,240,932
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(7)	$1,820,917	$34,420	$4,421,610	$15,000	$6,291,947
Anila Lingamneni
Termination By the Company for Cause	$—	$—	$—	$—	$—
Voluntary Termination or Qualifying Retirement(3)	$—	$—	$—	$—	$—
Death of Executive(4)	$—	$—	$2,298,780	$—	$2,298,780
Disability of Executive(5)	$—	$—	$2,298,780	$—	$2,298,780
Involuntary Termination Without Cause or Constructive Termination by Executive (6)	$1,053,162	$12,638	$—	$15,000	$1,080,800
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(7)	$1,611,235	$38,212	$3,009,105	$15,000	$4,673,552
Josep L. Llorens
Termination By the Company for Cause	$—	$—	$—	$—	$—
Voluntary Termination or Qualifying Retirement(3)	$—	$—	$1,193,588	$—	$1,193,588
Death of Executive(4)	$—	$—	$2,270,455	$—	$2,270,455
Disability of Executive(5)	$—	$—	$2,270,455	$—	$2,270,455
Involuntary Termination Without Cause or Constructive Termination by Executive (6)	$1,059,950	$20,886	$—	$15,000	$1,095,836
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(7)	$1,621,620	$55,745	$2,947,568	$15,000	$4,639,933
(1)Based upon the price of $85.35, which was the closing price on the NYSE of our common stock on March 28, 2024, the last trading day of our common stock in fiscal 2024.
(2)Represents estimated payments for outplacement services pursuant to our executives' change in control and severance agreements.
HAEMONETICS CORPORATION | 2024 Proxy Statement     43

(3)Employees that voluntarily retire from the Company after age 55 that have completed five consecutive years of service with the Company remain eligible to receive a pro-rata portion of their PSU awards at the end of the performance period based on the period of time elapsed during the performance period and achievement of the relevant performance metrics. As of March 30, 2024, Mr. Simon and Mr. Llorens are the only Named Executive Officers that are retirement eligible. None of our other NEOs were retirement eligible as of March 30, 2024 and accordingly would forfeit their PSUs upon voluntary termination.
(4)Payments and benefits are calculated assuming the death of the Named Executive Officer’s on March 30, 2024. In-the-Money-Value of Unvested Equity includes the value of (a) unvested option awards and RSU awards that accelerate upon the executive's death plus (b) the pro rata value of the target award amount under outstanding PSU awards based on the time elapsed during the performance period through March 30, 2024 assuming the PSU award vests at target award amounts based on the relevant performance metrics. The actual amount payable under these PSU awards can be determined and paid, if at all, only at the end of the performance period and may be more or less than the target performance levels based on the terms of the applicable PSU.
(5)Payments and benefits are calculated assuming the Named Executive Officer’s employment was terminated for a disability as defined under his or her respective equity award agreements. In-the-Money-Value of Unvested Equity includes the value of (a) unvested option awards and RSU awards that will continue to vest according to their original vesting schedule, and (b) the pro rata value of the target award amount under outstanding PSU awards based on the time elapsed during the performance period through March 30, 2024, assuming the PSU award vests at target award amounts based on the relevant performance metrics. The actual amount payable under these PSU awards can be determined and paid, if at all, only at the end of the performance period and may be more or less than the target performance levels based on the terms of the applicable PSU.
(6)Payments and benefits are calculated assuming the Named Executive Officer’s employment was terminated by the Company without cause or, solely in the case of Mr. Simon, upon Mr. Simon's resignation due to constructive termination (as defined in Mr. Simon's severance agreement), on March 30, 2024 and payable as a lump sum.
(7)Payments and benefits are calculated assuming the Named Executive Officer’s employment was terminated by the Company without cause or by the Named Executive Officer for good reason on March 30, 2024 following a change in control and payable as a lump sum. Additionally, In-the-Money-Value of Unvested Equity assumes that PSU awards would vest at target award amounts. The actual amount payable under these awards can be determined only at the time of the change in control and may be more or less than the target performance levels based on the terms of the applicable PSU.

CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Simon. Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s requirements. For fiscal 2024, our median employee annual total compensation was $47,327. Our CEO’s annual total compensation was $11,545,113. Accordingly, the ratio of our CEO’s annual total compensation to the median employee’s annual total compensation for our fiscal 2024 was 244 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we used the following methodology, material assumptions, adjustments and estimates:
•We determined that, as of January 3, 2022 (the date chosen for identifying our median employee), our employee population consisted of 2,813 employees worldwide.
•We used a consistently applied compensation measure to identify our median employee by comparing the base salary and hourly wages actually paid in calendar year 2023 as reflected in our payroll records. To make them comparable, base salaries and wages for newly hired employees who had worked less than a year were annualized.
•We used all of our worldwide employees, excluding Mr. Simon, in our analysis, and used the currency exchange rate in effect on January 3, 2022 to convert all currencies to U.S. dollars for the comparison. We did not make any cost of living adjustments in identifying the median employee.
•Using the same median employee identified in the Company's CEO pay ratio disclosure for last year's proxy statement, we combined all of the elements of such employee’s compensation for the Company’s fiscal year ended March 30, 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We do not believe that any changes to our employee population or employee compensation during fiscal 2024 would result in a significant change to our pay ratio.
•With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our fiscal 2024 Summary Compensation Table included in this Proxy Statement.
Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies in our peer group may not be comparable to the pay ratio reported above, as these other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
44     HAEMONETICS CORPORATION | 2024 Proxy Statement

Pay Versus Performance

As described in greater detail in our Compensation Discussion and Analysis beginning on page 22, our executive compensation program reflects a variable pay-for-performance philosophy. The following table and related disclosures provide further “pay versus performance” disclosure with respect to our Chief Executive Officer, also referred to as our principal executive officer ("PEO"), and our other named executive officers, or NEOs, as contemplated by Item 402(v) of Regulation S-K.
PAY VERSUS PERFORMANCE TABLE

					Value of Initial Fixed $100 Investment Based On:
FiscalYear(1)	Summary Compensation Table Total For CEO/PEO ($)	Compensation Actually Paid to CEO/PEO ($)(2)(3)	Average Summary Compensation Table for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(2)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(5)	Net Income ($) in thousands)(6)	Adjusted Revenue ($) in thousands)(7)
2024	$11,545,113	$10,182,199	$2,797,222	$2,583,973	$84.55	$129.18	$117,558	$1,305,300
2023	$10,686,395	$15,869,415	$2,395,331	$2,834,733	$81.97	$137.09	$115,401	$1,189,500
2022	$8,702,220	$(2,352,047)	$2,871,874	$1,276,390	$63.25	$167.29	$43,375	$989,900
2021	$8,625,394	$6,611,926	$1,951,223	$1,842,169	$110.99	$174.65	$79,469	$869,100
(1)The CEO/PEO and non-PEO NEOs included in the above compensation columns reflect the following:

Fiscal Year	CEO/PEO	Non-PEO NEOs
2024	Christopher A. Simon	James C. D'Arecca, Michelle L. Basil, Anila Lingamneni and Josep L. Llorens
2023	Christopher A. Simon	James C. D'Arecca, Michelle L. Basil, Anila Lingamneni, Josep L. Llorens and William P. Burke
2022	Christopher A. Simon	William P. Burke, Michelle L. Basil, Josep L. Llorens and Stewart W. Strong
2021	Christopher A. Simon	William P. Burke, Michelle L. Basil, Anila Lingamneni and Josep L. Llorens
(2)The dollar amounts reflected in these columns represent the "Compensation Actually Paid" ("CAP") to the CEO/PEO and the average amount of CAP to the non-PEO NEOs as a group, respectively, in the applicable fiscal year, as computed in accordance with Item 402(v) of Regulation S-K. “Compensation Actually Paid” does not correlate to the total amount of cash or equity compensation realized during each fiscal year. Instead, it is a nuanced calculation that includes the increase or decrease in value of certain elements of compensation over each fiscal year, including compensation granted in a prior year, in accordance with Item 402(v) of Regulation S-K. The amount of compensation ultimately received may, in fact, be different from the amounts disclosed in these columns.
(3)In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the compensation for the CEO/PEO for each fiscal year to determine the “Compensation Actually Paid”:

Adjustments to Determine Compensation “Actually Paid” for CEO/PEO	Fiscal 2024 ($)	Fiscal 2023 ($)	Fiscal 2022 ($)	Fiscal 2021 ($)
Summary Compensation Table Total Compensation	$11,545,113	$10,686,395	$8,702,220	$8,625,394
Less the aggregate change in the actuarial present value of pension benefits	$—	$—	$—	$—
Plus the actuarial present value of pension benefits attributable to the service during the covered fiscal year and prior service cost	$—	$—	$—	$—
Less for grant date fair value of any equity awards granted during the year	$(7,945,882)	$(7,424,913)	$(6,819,232)	$(6,596,160)
Plus the fair value as of fiscal year-end of any equity awards granted during the covered year that are unvested at the end of the year	$6,313,249	$11,727,337	$8,268,477	$7,308,743
Plus the change, measured from the end of the prior fiscal year to the end of the most recently completed fiscal year, in the fair value of any equity awards granted in prior years that are unvested as of the end of the covered year	$1,198,186	$3,234,630	$(7,412,245)	$(1,482,976)
Plus for awards that are granted and vest in the same year, the fair value as of the vesting date	$—	$—	$—	$—
Plus the change, measured from the end of the prior fiscal year to the vesting date, in fair value of equity awards granted in prior years that vested during the covered year	$(928,467)	$(2,354,034)	$(5,091,267)	$(1,243,075)
Less the fair value as of the end of the prior fiscal year for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered year	$—	$—	$—	$—
Plus the dollar value of any dividends or earnings paid on equity awards in the fiscal year prior to the vesting date that are not otherwise included in total compensation for the year	$—	$—	$—	$—
Total Adjustments	$(1,362,914)	$5,183,020	$(11,054,267)	$(2,013,468)
Compensation Actually Paid	$10,182,199	$15,869,415	$(2,352,047)	$6,611,926
HAEMONETICS CORPORATION | 2024 Proxy Statement     45

(4)In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the compensation for the non-PEO NEOs as a group, for each fiscal year to determine the “Compensation Actually Paid”:

Adjustments to Determine Average Compensation “Actually Paid” for Non-PEO NEOs	Fiscal 2024 Average ($)	Fiscal 2023 Average ($)	Fiscal 2022 Average ($)	Fiscal 2021 Average ($)
Summary Compensation Table Total Compensation	$2,797,222	$2,395,331	$2,871,874	$1,951,223
Less the aggregate change in the actuarial present value of pension benefits	$—	$—	$—	$—
Plus the actuarial present value of pension benefits attributable to the service during the covered fiscal year and prior service cost	$—	$—	$—	$—
Less for grant date fair value of any equity awards granted during the year	$(1,619,590)	$(1,233,682)	$(2,041,847)	$(1,129,311)
Plus the fair value as of fiscal year-end of any equity awards granted during the covered year that are unvested at the end of the year	$1,286,814	$1,958,299	$2,404,154	$1,256,689
Plus the change, measured from the end of the prior fiscal year to the end of the most recently completed fiscal year, in the fair value of any equity awards granted in prior years that are unvested as of the end of the covered year	$200,228	$404,989	$(1,373,148)	$(158,035)
Plus, for awards that are granted and vest in the same year, the fair value as of the vesting date	$—	$—	$—	$—
Plus the change, measured from the end of the prior fiscal year to the vesting date, in fair value of equity awards granted in prior years that vested during the covered year	$(80,701)	$(40,369)	$(584,643)	$(78,397)
Less the fair value as of the end of the prior fiscal year for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered year	$—	$(649,835)	$—	$—
Plus the dollar value of any dividends or earnings paid on equity awards in the fiscal year prior to the vesting date that are not otherwise included in total compensation for the year	$—	$—	$—	$—
Total Adjustments	$(213,249)	$439,402	$(1,595,484)	$(109,054)
Compensation Actually Paid	$2,583,973	$2,834,733	$1,276,390	$1,842,169
(5)For the relevant fiscal year, represents the cumulative total shareholder return on Haemonetics Corporation common stock and on the S&P Health Care Equipment Select Industry Index based on an investment of $100 (with reinvestment of all dividends) in each of Haemonetics Corporation and the S&P Health Care Equipment Select Industry Index on March 30, 2020, the first trading day of our fiscal 2021.
(6)The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable fiscal year.
(7)Adjusted revenue is a non-GAAP number and represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to our NEOs, including our CEO, for the most recently completed fiscal year to the Company’s performance. For purposes of the 2024 Bonus Plan, adjusted revenue equals fiscal 2024 total Company revenue determined in accordance with GAAP, or $1,309,055,000, adjusted to exclude the impacts of currency. Adjusted revenue results further exclude the impact of the Company's acquisition of OpSens Inc. in December 2023, which occurred after the Compensation Committee set performance goals under the 2024 Bonus Plan. As discussed in our Compensation Discussion and Analysis, the Committee also determined to exclude from adjusted revenue results approximately $23.9 million of fiscal 2024 revenue from North America disposables sales to CSL that was not included in the adjusted revenue performance target set by the Committee at the beginning of fiscal 2024 based on the Corporation's fiscal 2024 annual operating plan. For more information, see "Annual Short-Term Incentive Compensation" beginning on page 29.
ANALYSIS OF INFORMATION IN THE PAY VERSUS PERFORMANCE TABLE
As described in more detail in our Compensation Discussion and Analysis beginning on page 22, the Company’s executive compensation program reflects our pay-for-performance philosophy. We selected adjusted revenue as our Company Selected Measure for purposes of the Pay Versus Performance Table because it is a key performance metric within our 2024 Bonus Plan, with a relative weighting of 60% adjusted revenue to 40% adjusted EPS to align with the Company's strategic focus on transformational revenue growth while also driving profitability. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay Versus Performance Table above. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic depictions of the relationships between information presented in the Pay Versus Performance Table.
CAP and TSR
The graph below shows the relationship between (i) the four-year total shareholder return on our common stock and on the S&P Health Care Equipment Select Industry Index, in each case based on an investment of $100 (with reinvestment of all dividends) in each of Haemonetics and the S&P Health Care Equipment Select Industry Index on March 30, 2020, the first trading day of our fiscal 2021 and (ii) the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of fiscal 2021 through fiscal 2024.

46     HAEMONETICS CORPORATION | 2024 Proxy Statement

Relationship Between Compensation Actually Paid and Company/Peer Group Total Shareholder Return
CAP and Net Income
The graph below shows the relationship between our net income and the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of fiscal 2021 through fiscal 2024.

Relationship Between Compensation Actually Paid and Net Income
CAP and Adjusted Revenue
The graph below shows the relationship between our Adjusted Revenue and the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of fiscal 2021 through fiscal 2024.

Relationship Between Compensation Actually Paid and Adjusted Revenue
HAEMONETICS CORPORATION | 2024 Proxy Statement     47

PAY VERSUS PERFORMANCE TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES FOR ALL NAMED EXECUTIVE OFFICERS FOR FISCAL YEAR 2024
As described in greater detail in our Compensation Discussion and Analysis beginning on page 22, our compensation philosophy emphasizes a pay-for-performance culture focused on the long-term interests of our shareholders. We utilize metrics for our short- and long-term incentive compensation programs that are designed to drive short-term and long-term growth and profitability and link our Named Executive Officers' compensation pay outcomes to execution of business strategy and shareholder value creation.

Listed below are the financial performance measures which in our assessment represent the most important performance measures we used to link compensation actually paid to our NEOs, including our CEO, to Company performance for fiscal 2024.

Adjusted EPS*
Adjusted Operating Income*
Adjusted Revenue*
Relative Total Shareholder Return
*    Adjusted EPS, adjusted operating income and adjusted revenue are non-GAAP financial measures under applicable SEC rules and regulations, and adjusted EPS and adjusted revenue represent the performance metrics for our Named Executive Officers under the 2024 Bonus Plan. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the Compensation Discussion and Analysis beginning on page 22 and to Appendix A to this Proxy Statement.

Timing of Equity Awards
The Compensation Committee approves all long-term incentive compensation for our Named Executive Officers. The Committee meets in mid-May each year to approve annual equity award grants to our Named Executive Officers, with individual grant values generally allocated between PSUs, RSUs and option awards (see "Fiscal 2024 Long-Term Incentive Award Types" beginning on page 32). This meeting is scheduled each year to occur at least two business days following the public release of the Company’s earnings results for the prior fiscal year, at which time the Company generally expects all material nonpublic information to have been disclosed publicly and its regular trading window for its first fiscal quarter to have opened. The Committee also has authority to approve off-cycle grants for Named Executive Officers, which typically occur in connection with a new hire and are structured such that the grant date coincides with the first business day of the month following the Committee’s approval of such awards. To the extent applicable, the Committee will evaluate the potential impact of material nonpublic information when considering prospective equity awards to Named Executive Officers and does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
The Compensation Committee did not grant equity awards to Named Executive Officers in fiscal 2024 during the period beginning four business days before, or one business day after (i) the filing of a periodic report on Form 10-Q or Form 10-K, or (ii) or the filing or furnishing of a current report on Form 8-K that discloses material non-public information.

Hedging Policy
Our Securities Trading Policy prohibits employees and directors of the Company from engaging in hedging or similarly speculative transactions with respect to the Company’s securities, including, without limitation, same day or short-term trading (i.e., day trading), short sales, and buying, selling or writing puts, calls or other derivatives denominated in Haemonetics securities.
48     HAEMONETICS CORPORATION | 2024 Proxy Statement

ITEM 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm to audit the Company’s financial statements. The Audit Committee is appointing Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2025, and the Board is asking shareholders to ratify the selection of Ernst & Young LLP at the meeting. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company’s shareholders.
Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The text of the resolution in respect of Item 3 is as follows:
RESOLVED, that the Company’s shareholders ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending March 29, 2025.

☑
The Board unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 29, 2025. Approval of this proposal requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the meeting. Abstentions and broker "non-votes" will not have any effect on this proposal. Management proxy holders will vote all duly submitted proxies FOR ratification unless instructed otherwise.

HAEMONETICS CORPORATION | 2024 Proxy Statement     49

Audit Fees and Services
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following is a summary of the fees billed to us by Ernst & Young LLP for professional services rendered for the fiscal years ended March 30, 2024 and April 1, 2023:

	Fiscal 2024	Fiscal 2023
Audit Fees(1)	$4,226,500	$3,153,500
Audit-Related Fees(2)	$710,000	$85,000
Tax Fees(3)	$653,800	$535,845
All Other Fees(4)	$755,000	$5,000
Total	$6,345,300	$3,779,345
(1)Fiscal 2024 and fiscal 2023 audit fees consisted principally of fees incurred for professional services rendered in connection with the audit of our consolidated financial statements respective to each fiscal year, the audit of the effectiveness of our internal control over financial reporting, reviews of the interim consolidated financial statements included in our quarterly reports, international statutory audits, regulatory filings and consents and other services related to SEC filings, and accounting consultations which relate to the audited financial statements and are necessary to comply with U.S. generally accepted accounting principles. In fiscal 2024, the Company incurred additional fees, as compared to fiscal 2023, related to audits of our implementation of an enterprise resource planning system upgrade and our acquisition of OpSens Inc.
(2)Fiscal 2024 and fiscal 2023 audit-related fees consisted principally of fees related to pre-implementation procedures in connection with the upgrade of our enterprise resource planning system and the audit of the Haemonetics Corporation Savings Plus Plan.
(3)Fiscal 2024 and fiscal 2023 tax fees included fees paid for assistance with transfer pricing, tax compliance, reporting and planning.
(4)Fiscal 2024 and fiscal 2023 all other fees included aggregate fees billed for the license of technical accounting software. Fiscal 2024 all other fees also included fees paid for advisory services related to the Company's credit facility refinancing completed in April 2024.
AUDIT COMMITTEE POLICY FOR PRE-APPROVAL OF SERVICES
The Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All audit and non-audit services performed by our independent registered public accounting firm during the fiscal year ended March 30, 2024 were pre-approved in accordance with this policy.

Audit Committee Report
NATURE OF THE REPORT
The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
AUDIT COMMITTEE REPORT
The Audit Committee (the “Committee”) is currently comprised of three directors, each of whom meets the applicable independence and experience requirements of the SEC and the NYSE, as determined by the Board. The Committee operates under a written charter adopted by the Board.
The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and to report the results of their activities to the Board regularly. While the Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and for reviewing the Company’s unaudited interim consolidated financial statements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent registered public accounting firm, internal auditors and management of the Company. The Committee is also directly responsible for the appointment, termination and compensation of the independent registered public accounting firm.
50     HAEMONETICS CORPORATION | 2024 Proxy Statement

The Committee met nine times during fiscal 2024. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, the internal audit function and Ernst & Young LLP. The Committee discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the overall scope and plans for its audits and the Committee regularly met with Ernst & Young LLP without the presence of management. Ernst & Young LLP has unrestricted access to the Committee.
The Committee reviewed and discussed with management and Ernst & Young LLP the Company’s audited financial statements for the fiscal year ended March 30, 2024. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company’s audited consolidated financial statements included the independent registered public accounting firm’s judgments about the overall quality of the statements, not just their technical compliance. The Committee focused on the accounting principles used, the reasonableness of significant judgments, management’s evaluation of the effectiveness of the Company’s internal controls and the clarity of disclosures in the Company’s financial statements. The Committee also discussed with Ernst & Young LLP the matters required to be discussed with audit committees by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Ernst & Young LLP provided the Committee with written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board, “Independence Discussions with Audit Committees,” as currently in effect, and the Committee discussed with Ernst & Young LLP its independence from our Company.
When considering Ernst & Young LLP’s independence, the Committee considered whether its provision of services to our Company beyond those rendered in connection with its audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q was compatible with Ernst & Young LLP maintaining their independence.
Based on the Committee’s review and discussion with management and Ernst & Young LLP and the Committee’s review of the representations of management and the report of Ernst & Young LLP to the Committee, the Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2024.
AUDIT COMMITTEE
Charles J. Dockendorff, Chair
Michael J. Coyle
Lloyd E. Johnson
HAEMONETICS CORPORATION | 2024 Proxy Statement     51

SHARE OWNERSHIP INFORMATION

Equity Compensation Plans
The following table sets forth information as of March 30, 2024 with respect to the shares of common stock that may be issued under our three existing equity compensation plans: the 2005 Long-Term Incentive Compensation Plan, or 2005 Plan; the 2019 Long-Term Incentive Compensation Plan, as amended and restated, or the 2019 Plan; and the 2007 Employee Stock Purchase Plan, or ESPP.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Available for Future Issuance (Excluding Securities Reflected in Column (a) (c)
Equity Compensation Plans approved by security holders	1,774,812(1)	$74.86(2)	6,683,754(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,774,812	$74.86	6,683,754
(1)Includes 338,008 shares issuable upon the vesting of RSUs, 369,800 shares issuable upon the vesting of PSUs and 1,067,004 options to purchase shares of the Company’s common stock. PSUs have been included at their target value. Amounts in columns (a) and (b) include outstanding awards under both our 2005 Plan and the 2019 Plan. On July 25, 2019 (the "Effective Date"), the Company's shareholders approved the 2019 Plan, the successor to the 2005 Plan. Upon the Effective Date, no further awards were granted under the 2005 Plan; however, each outstanding award under the 2005 Plan will remain outstanding under that plan and continue to be governed under its terms and any applicable award agreement. On August 4, 2023, our shareholders approved an amendment and restatement of the 2019 Plan that increased the number of shares available for issuance under the Plan by 2,966,231 additional shares, from 1,975,970 shares to 4,942,201 shares of common stock, subject to adjustment as provided by the terms of the 2019 Plan, as amended and restated.
(2)Represents the weighted average exercise price per share of the Company’s non-qualified stock options outstanding at March 30, 2024. The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs and PSUs, which have no exercise price.
(3)Represents 5,340,447 shares available for future issuance under the 2019 Plan and 1,343,307 shares available for purchase under the ESPP. Issuance of RSUs and PSUs reduce the number of shares available for issuance at a ratio of 2.76 shares to 1 under the 2019 Plan and shares subject to an option reduce the number of shares available at a ratio of 1 to 1 under the 2019 Plan. Additionally, shares of common stock subject to outstanding RSU, PSU and option grants under the 2005 Plan as of the Effective Date that terminate, expire or are canceled, forfeited, exchanged or surrendered on or after the Effective Date, without having been exercised, vested or paid under the 2005 Plan are added to the share reserve under the 2019 Plan at the rates described in the preceding sentence. RSUs and PSUs have reduced the number of securities available for future issuance based on their maximum issuance value by 932,902 and 2,041,296, respectively. During the purchase period ended April 30, 2024, 46,860 shares of common stock of the Company were subject to purchase pursuant to the ESPP.
For a detailed description of the Company’s equity compensation plans and the assumptions used to calculate the number of unvested PSUs see Note 16 “Capital Stock” to the Company's consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 30, 2024.
52     HAEMONETICS CORPORATION | 2024 Proxy Statement

Security Ownership of Certain Beneficial Owners, Directors and Management
The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock by: (i) each person known by the Company to own beneficially more than five percent of the Company’s common stock; (ii) each of the Company’s directors; (iii) each of the executive officers named in the Summary Compensation Table in this Proxy Statement; and (iv) all directors and executive officers as a group. The information is presented as of May 30, 2024.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Greater than 5% Beneficial Owners
Capital Research Global Investors(3) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	Common Stock	6,523,568	12.8%
BlackRock, Inc.(4) 55 East 52nd Street New York, New York 10055	Common Stock	6,056,881	11.9%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	Common Stock	5,406,309	10.6%
Neuberger Berman Group LLC(6) Neuberger Berman Investment Advisers LLC 1290 Avenue of the Americas New York, NY 10104	Common Stock	3,531,181	6.9%
Wellington Management Group LLP(7) Wellington Group Holdings LLP Wellington Investment Advisors Holdings LLP Wellington Management Company LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	Common Stock	3,268,083	6.4%
Named Executive Officers
Christopher A. Simon(8)	Common Stock	620,510	1.21%
James C. D'Arecca(8)	Common Stock	19,635	*
Michelle L. Basil(8)	Common Stock	66,668	*
Anila Lingamneni(8)	Common Stock	40,603	*
Josep L. Llorens(8)	Common Stock	42,017	*
Non-Employee Directors
Robert E. Abernathy(8)	Common Stock	17,855	*
Diane M. Bryant(8)	Common Stock	—	*
Michael J. Coyle(8)	Common Stock	8,268	*
Charles J. Dockendorff(8), (9)	Common Stock	17,915	*
Lloyd E. Johnson(8)	Common Stock	5,807	*
Mark W. Kroll(8)	Common Stock	16,231	*
Claire Pomeroy(8)	Common Stock	9,746	*
Ellen M. Zane(8)	Common Stock	12,247	*
All executive officers and directors as a group (16 persons)(10)	Common Stock	923,678	1.80%
*     Less than 1%
(1)The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.
(2)Applicable percentage ownership as of May 30, 2024 is based upon 50,953,098 shares of our common stock outstanding as of the record date. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares. Shares of our common stock subject to options currently exercisable or exercisable within 60 days after May 30, 2024 and RSUs and PSUs that vest within 60 days after May 30, 2024 are deemed outstanding for computing the percentage ownership of the person holding such options, RSUs and PSUs, but are not deemed outstanding for computing the percentage ownership of any other person.
HAEMONETICS CORPORATION | 2024 Proxy Statement     53

(3)Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by Capital Research Global Investors on February 9, 2024. The Schedule 13G/A indicates that, as of December 29, 2023, Capital Research Global Investors had sole voting and dispositive power over 6,523,568 shares and shared voting and dispositive power over 0 shares.
(4)Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 23, 2024. The Schedule 13G/A indicates that, as of December 31, 2023, BlackRock, Inc. had sole voting power over
5,971,841 shares, sole dispositive power over 6,056,881 shares and shared voting and dispositive power over 0 shares.
(5)Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by the Vanguard Group on February 13, 2024. The Schedule 13G/A indicates that, as of December 29, 2023, the Vanguard Group had sole voting power over 0 shares, shared voting power over 92,289 shares, sole dispositive power over 5,260,293 shares and shared dispositive power over 146,016 shares.
(6)Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC on February 13, 2024. The Schedule 13G/A indicates that, as of December 31, 2023, each reporting person had sole voting power and sole dispositive power over 0 shares, that Neuberger Berman Group LLC had shared voting power over 3,390,861 shares and shared dispositive power over 3,531,181 shares, and that Neuberger Berman Investment Advisers LLC had shared voting power over 3,368,180 shares and shared dispositive power over 3,497,296 shares.
(7)Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by the Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP on February 8, 2024. The Schedule 13G/A indicates that, as of December 29, 2023, each reporting person had sole voting power and sole dispositive power over 0 shares, that Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each had shared voting power over 2,739,267 shares and shared dispositive power over 3,268,083 shares, and that Wellington Management Company LLP had shared voting power over 2,714,167 shares and shared dispositive power over 3,155,754 shares.
(8)Includes shares that may be acquired upon the exercise of options exercisable within 60 days of May 30, 2024, unvested RSUs vesting within 60 days of May 30, 2024 and, in the case of our Named Executive Officers, unvested PSUs vesting within 60 days of May 30, 2024 as follows:

Name of Beneficial Owner	Stock Options Exercisable Within 60 Days of May 30, 2024	Unvested RSUs Exercisable Within 60 Days of May 30, 2024	Unvested PSUs Exercisable Within 60 Days of May 30, 2024
Christopher Simon	337,573	—	—
James C. D'Arecca	14,870	—	—
Michelle L. Basil	46,978	—	—
Anila Lingamneni	25,748	—	—
Josep L. Llorens	22,454	—	—
Robert Abernathy	—	—	N/A
Diane M. Bryant	—	—	N/A
Michael J. Coyle	—	—	N/A
Charles J. Dockendorff	—	—	N/A
Lloyd E. Johnson	—	—	N/A
Mark W. Kroll	—	—	N/A
Claire Pomeroy	—	—	N/A
Ellen M. Zane	—	—	N/A
(9)Includes 17,915 shares of common stock held in a revocable trust for which Mr. Dockendorff is a joint trustee.
(10)Includes for three Executive Officers not specifically named in the table, an aggregate of 46,176 shares beneficially owned, including 22,912 shares of common stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of May 30, 2024 and 0 RSUs vesting within 60 days of May 30, 2024.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, officers and persons who own more than 10% of the Company’s common stock to file with the SEC reports concerning their ownership of the Company’s common stock and changes in such ownership. To our knowledge, based upon a review of copies of reports filed with the SEC with respect to the fiscal year ended March 30, 2024 and written representations by our directors and officers that no other reports were required with respect to their transactions, during the fiscal year ended March 30, 2024, all reports required to be filed under Section 16(a) by our directors and officers and persons who were beneficial owners of more than 10% of our common stock were timely filed.
54     HAEMONETICS CORPORATION | 2024 Proxy Statement

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Why am I receiving these materials?
The Company is making this Proxy Statement, the Company’s 2024 Annual Report to Shareholders and other meeting materials available to you on the Internet or, upon your request, sending printed or electronic versions to you (by mail or email, respectively) because the Board is soliciting your proxy to vote at the 2024 Annual Meeting of Shareholders to be held on July 25, 2024 at 8:00 A.M., Eastern Time, at the Company’s headquarters located at 125 Summer Street, Boston, Massachusetts 02110, and at any adjournment(s) or postponements thereof. You are invited to attend the meeting and are requested to vote on the proposals described in this Proxy Statement.
Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On or about June 10, 2024, we will mail to our shareholders of record (other than those who previously requested electronic or paper delivery on an ongoing basis) a Shareholder Meeting Notice and Important Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and 2024 Annual Report to Shareholders. All shareholders will have the ability to access our proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access our proxy materials on the Internet or to request printed versions are provided in the Notice. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise.

What is the purpose of the meeting?
At the 2024 Annual Meeting of Shareholders, shareholders will vote upon matters that are summarized in the formal meeting notice. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting. Please read this Proxy Statement, the 2024 Annual Report to Shareholders and the other meeting materials carefully.

Who can vote?
Our Board has fixed the close of business on May 22, 2024 as the record date. Accordingly, only holders of record of our common stock, $0.01 par value per share, as of the close of business on the record date will be entitled to notice of, and to vote at, the 2024 Annual Meeting of Shareholders or any adjournment(s) or postponement(s) thereof. As of the record date, an aggregate of 50,953,098 shares of our common stock were issued and outstanding, held by 102 holders of record. The holders of our common stock are entitled to one vote per share on any proposal presented at the meeting.

What items am I voting on?
Shareholders will vote on the following items at the meeting:
1.To elect the nine director nominees named in this Proxy Statement to one-year terms expiring in 2025 (Item 1);
2.To approve, on an advisory basis, the compensation of our named executive officers (Item 2);
3.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2025 (Item 3); and
4.To transact such other business as may properly come before the meeting.
HAEMONETICS CORPORATION | 2024 Proxy Statement     55

What are the recommendations of the Board?
Our Board recommends that you vote your shares:
•FOR each of the nominees for director (Item 1);
•FOR the approval of the advisory vote to approve the compensation of our named executive officers (Item 2); and
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2025 (Item 3).

How do I vote my shares?
You may vote in person or by proxy at the 2024 Annual Meeting of Shareholders. Your execution of a proxy will not in any way affect your right to attend the meeting and vote in person.
If you are a shareholder of record (i.e., if you hold shares that are directly registered in your own name), there are four ways to vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.
•By Telephone. If you requested printed copies of proxy materials by mail, you may vote by proxy via telephone by calling the toll free number found on the proxy card.
•By Mail. If you requested printed copies of proxy materials by mail, you may vote by proxy via mail by filling out the proxy card (you must be sure to complete, sign and date the proxy card) and returning it in the envelope provided.
•In Person. You may vote in person at the 2024 Annual Meeting of Shareholders. We will provide you with a ballot when you arrive. Shareholders who plan to attend the meeting must present valid photo identification. Shareholders of record will be verified against an official list available at the registration area. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.
If your shares are held in the name of a bank, broker or other holder of record, which is known as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by Internet or by telephone depends on the voting process of the bank, broker or other holder of record that holds your shares. Although most banks, brokers and other holders of record also offer Internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from the bank, broker or other holder of record that holds your shares and present that proxy, along with valid photo identification and sufficient proof of share ownership as of the record date, at the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.
Even if you plan to attend the 2024 Annual Meeting of Shareholders, we encourage you to vote in advance using one of the voting methods described above so that your vote will be counted if you later decide not to attend the meeting. Directions to the meeting may be obtained by contacting Investor Relations at (781) 848-7100. You may also contact us in writing at the following address: Haemonetics Corporation, 125 Summer Street, Boston, Massachusetts 02110, Attention: Investor Relations.

Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the 2024 Annual Meeting of Shareholders by: (1) filing with our Corporate Secretary a written notice of revocation, (2) executing a later dated proxy relating to the same shares and delivering it to our Corporate Secretary or (3) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy). If your shares are held in street name, you should contact your bank, broker or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the meeting, you may change your vote by attending the meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent to the attention of our Corporate Secretary, Haemonetics Corporation, 125 Summer Street, Boston, Massachusetts, 02110 at or before the final vote at the meeting.
56     HAEMONETICS CORPORATION | 2024 Proxy Statement

What vote is required to approve each proposal and how are votes counted?
Election of directors (Item 1) will be determined by a plurality of the votes cast by shareholders entitled to vote at the meeting. Abstentions and broker non-votes will not have any effect on this proposal. Accordingly, the nominees receiving the highest number of “for” votes at the meeting will be elected as directors. However, under a policy adopted by the Board, in an uncontested election, any nominee for director who does not receive the favorable vote of at least a majority of the votes cast with respect to such director is required to tender his or her resignation to the Board, which will consider whether to accept the resignation. This is an uncontested election of directors because the number of nominees for director does not exceed the number of directors to be elected. Accordingly, if a nominee fails to receive the favorable vote of at least a majority of the votes cast with respect to such nominee, then within 90 days after the certification of the election results, the remaining members of our Board shall, through a process managed by the Governance and Compliance Committee and excluding the director nominee in question, determine whether to accept such nominee's resignation. The determination of the Board will be publicly disclosed by the filing of appropriate disclosure with the SEC.
Approval of Item 2 and Item 3 require the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter at the meeting. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of a quorum but are disregarded for purposes of determining whether any of the proposals have been approved.
Banks, brokers or other holders of record may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other holder of record has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.
One of the proposals before the meeting this year is deemed a "routine" matter, namely the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2025 (Item 3), which means that if your shares are held in street name your bank, broker, or other nominee can vote your shares on that proposal if you do not provide timely instructions for voting your shares. The election of directors (Item 1) and the non-binding advisory vote to approve the compensation of our named executive officers (Item 2) are not considered “routine” matters. As a result, if you do not instruct your bank, broker or nominee how to vote with respect to those matters, your bank, broker or nominee may not vote on those proposals and a broker "non-vote" will occur.

Where can I find the results of the meeting?
The preliminary voting results will be announced at the 2024 Annual Meeting of Shareholders. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the meeting.

How do I request to receive proxy materials electronically or in hard copy?
The Notice will provide you with instructions regarding the method of delivery for future proxy materials. Choosing to access our proxy materials via the Internet or to receive future proxy materials by email will reduce the impact of our meetings on the environment as well as decrease the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. If you hold your stock through a bank, broker or other holder of record and you would like to receive future proxy materials electronically, please refer to the information provided by that entity for instructions on how to elect this option.
If you prefer to receive paper copies of the proxy materials, you can still do so. You may request a paper copy by following the instructions provided in the Notice. The Notice also provides you with instructions on how to request paper copies of the proxy materials on an ongoing basis. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the meeting. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.
HAEMONETICS CORPORATION | 2024 Proxy Statement     57

ADDITIONAL INFORMATION

Solicitation of Proxies
The Company will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of the Company, without extra compensation, may solicit proxies personally or by mail, telephone or email.
The Company has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and to provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $20,500 in total. The Company will bear these costs.

Shareholder Proposals for Next Year's Annual Meeting
Pursuant to Rule 14a-8 promulgated under the Exchange Act, some shareholder proposals may be eligible for inclusion in the proxy statement for the Company’s 2024 Annual Meeting of Shareholders. In order for a shareholder proposal to be considered timely for inclusion in the Company’s proxy statement for the 2025 Annual Meeting of Shareholders, the written proposal must be received by the Corporate Secretary at the Company’s office, Haemonetics Corporation, 125 Summer Street, Boston, Massachusetts 02110, no later than February 7, 2025.
Under our By-Laws, if a shareholder wishes to present a proposal or wants to nominate candidates for election as directors at our 2025 Annual Meeting of Shareholders, such shareholder must give written notice to the Corporate Secretary of the Company at the address noted above. The Corporate Secretary must receive such notice not earlier than 120 days prior to the one-year anniversary of the date of the 2024 Annual Meeting of Shareholders and not less than 90 days prior to the one-year anniversary of the date of the 2024 Annual Meeting of Shareholders; provided, however, that in the event that the 2025 Annual Meeting of Shareholders is called for a date that is advanced by more than 30 days or delayed by more than 60 days after such anniversary date, notice must be received by the Corporate Secretary not earlier than 120 days prior to the 2025 Annual Meeting and not later than the later of 90 days prior to such meeting or the 10th day following the day on which public announcement of the 2025 Annual Meeting was made. Our By-Laws also specify requirements as to the form and content of a shareholder’s notice. The Company will not entertain any proposals or nominations that do not meet those requirements. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal. In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

Other Matters
Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the proxy holders named in the enclosed proxy card will vote in accordance with their best judgment.

Incorporation by Reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically provided in any such filing.

Financial Matters and Form 10-K
WE WILL PROVIDE EACH BENEFICIAL OWNER OF OUR SECURITIES WITH A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, HAEMONETICS CORPORATION, 125 SUMMER STREET, BOSTON, MASSACHUSETTS 02110. ALTERNATIVELY, A BENEFICIAL OWNER MAY ACCESS THE COMPANY’S ANNUAL REPORT ON FORM 10-K ON THE INVESTOR RELATIONS PAGE ON THE COMPANY'S WEBSITE: WWW.HAEMONETICS.COM.
58     HAEMONETICS CORPORATION | 2024 Proxy Statement

Delivery of Documents to Shareholders Sharing an Address
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” the Notice and, if applicable, hardcopies of the proxy materials. This means that only one copy of the Notice or hardcopy proxy materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the Notice or hardcopy proxy materials to you upon request if you call or write to Investor Relations, Haemonetics Corporation, 125 Summer Street, Boston, Massachusetts 02110, (781) 848-7100. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.
By Order of the Board of Directors
Michelle L. Basil
Corporate Secretary
Boston, Massachusetts
June 7, 2024

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 25, 2024: This Proxy Statement and the Company’s 2024 Annual Report to Shareholders are available at www.envisionreports.com/HAE.

HAEMONETICS CORPORATION | 2024 Proxy Statement     59

APPENDIX A

Non-GAAP Financial Reconciliations
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). This Proxy Statement contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with U.S. GAAP. In this Proxy Statement, supplemental non-GAAP measures have been provided to assist shareholders in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in our underlying businesses. We strongly encourage shareholders to review our financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
When used in this Proxy Statement, organic revenue growth excludes the impact of currency fluctuation and acquisitions. Adjusted operating income, adjusted net income and adjusted earnings per diluted share exclude restructuring costs, restructuring related costs, digital transformation costs, amortization of acquired intangible assets, asset impairments and write downs of certain in-process intangible assets, amortization of fair value inventory step-up, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation and In Vitro Diagnostic Regulation, integration and transaction costs, divestitures and sale of assets, certain tax settlements and unusual or infrequent and material litigation-related charges. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. The adjustments to provision for income taxes are calculated based on the jurisdictions in which pre-tax adjustments occurred. Adjusted operating margin equals (i) adjusted operating income divided by (ii) revenue determined in accordance with GAAP. Free cash flow before restructuring and restructuring related costs is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment and restructuring and restructuring related costs, net of tax. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.
For additional details regarding the reconciliation of the GAAP and non-GAAP financial measures below, see the Company’s Current Report on Form 8-K filed with the SEC on May 9, 2024. This information is also available on the Investor Relations page on the Company’s website at www.haemonetics.com.
60     HAEMONETICS CORPORATION | 2024 Proxy Statement

RECONCILIATION OF REPORTED REVENUE GROWTH TO ORGANIC REVENUE GROWTH FOR FISCAL 2024
(Data in thousands)

	Year Ended
	3/30/2024	4/1/2023	Reported Growth	Currency Impact	Acquisition(1)	Organic Growth
	(unaudited)
Revenues by business unit
Plasma	$565,944	$496,923	13.9%	0.1%	—%	13.8%

Apheresis	204,086	200,546	1.8%	(3.1)%	—%	4.9%
Whole Blood	72,058	79,416	(9.3)%	(0.6)%	—%	(8.7)%
Blood Center	276,144	279,962	(1.4)%	(2.4)%	—%	1.0%

Interventional Technologies(2)	174,285	126,717	37.5%	(0.2)%	9.3%	28.4%
Blood Management Technologies:
Hemostasis Management	159,139	138,854	14.6%	(0.6)%	—%	15.2%
Other(3)	111,938	106,160	5.4%	(0.7)%	—%	6.1%
Hospital	445,362	371,731	19.8%	(0.5)%	3.2%	17.1%

Net business unit revenues	1,287,450	1,148,616	12.1%	(0.7)%	1.0%	11.8%
Service	21,605	20,044	7.8%	0.5%	—%	7.3%
Total net revenues	$1,309,055	$1,168,660	12.0%	(0.7)%	1.0%	11.7%

(1)Reflects the impact in Hospital of the Sensor Guided Technologies product line acquired as part of the OpSens Inc. transaction in December 2023.
(2)Interventional Technologies includes Vascular Closure and Sensor Guided Technologies product lines within the Hospital business unit.
(3)Other includes the Cell Salvage and Transfusion Management product lines within the Hospital business unit.
RECONCILIATION OF FREE CASH FLOW BEFORE RESTRUCTURING AND RESTRUCTURING RELATED COSTS FOR FISCAL 2024 AND FISCAL 2023
(Data in thousands)

	Year Ended
	3/30/2024	4/1/2023
	(unaudited)
Free Cash Flow Reconciliation:
Cash provided by operating activities	$181,751	$273,058
Capital expenditures, net of proceeds from sale of property, plant and equipment	(64,486)	(108,583)
Free cash flow after restructuring and restructuring related costs	$117,265	$164,475
Restructuring and restructuring related costs	12,687	32,806
Tax benefit on restructuring and restructuring related costs	(2,731)	(6,879)
Free cash flow before restructuring and restructuring related costs	$127,221	$190,402

HAEMONETICS CORPORATION | 2024 Proxy Statement     61

RECONCILIATION OF ADJUSTED MEASURES FOR FISCAL 2024 AND FISCAL 2023
(Unaudited in thousands, except per share data)

Year Ended March 30, 2024:	Operating income	Provision for income taxes	Net income	Earnings per diluted share
Reported	$164,883	$34,307	$117,558	$2.29
Amortization of acquired intangible assets	32,031	8,241	23,790	0.46
Amortization of fair value inventory step-up	3,347	887	2,460	0.05
Integration and transaction costs	11,249	1,340	9,909	0.19
Restructuring costs	14,089	3,180	10,909	0.21
Restructuring related costs	9,499	2,355	7,144	0.14
Digital transformation costs	15,667	3,853	11,814	0.23
Write downs of certain in-process intangible assets and PCS2 related charges	5,095	1,300	3,795	0.07
MDR and IVDR costs(1)	5,588	1,322	4,266	0.08
Litigation-related charges	6,670	1,701	4,969	0.10
Impairment of intangible assets	10,419	3,376	7,043	0.14
Gain on divestiture	(2,000)	(510)	(1,490)	(0.03)
Discrete tax items	–	(1,466)	1,466	0.03
Adjusted	$276,537	$59,886	$203,633	$3.96
Adjusted, as a percentage of net revenues	21.1%

Year Ended April 1, 2023:	Operating income	Provision for income taxes	Net income	Earnings per diluted share
Reported	$156,033	$26,002	$115,401	$2.24
Amortization of acquired intangible assets	32,640	9,980	22,660	0.44
Integration and transaction costs	(411)	(129)	(282)	(0.01)
Restructuring costs	657	202	455	0.01
Restructuring related costs	10,892	3,052	7,840	0.16
Digital transformation costs	4,536	1,564	2,972	0.06
Write downs of certain in-process intangible assets and PCS2 related charges	(616)	(192)	(424)	(0.01)
MDR and IVDR costs(1)	9,854	2,766	7,088	0.14
Litigation-related charges	5,230	1,768	3,462	0.07
Gain on sale of assets	(382)	(116)	(266)	(0.01)
Discrete tax adjustments	–	3,203	(3,203)	(0.06)
Adjusted	$218,433	$48,100	$155,703	$3.03
Adjusted, as a percentage of net revenues	18.7%
(1)Refers to European Union MDR and IVDR related costs.
62     HAEMONETICS CORPORATION | 2024 Proxy Statement

HAEMONETICS®

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
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Your vote matters – here's how to vote!

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Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on Wednesday, July 24, 2024.

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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each Director Nominee and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - Robert E. Abernathy	☐	☐
02 - Diane M. Bryant	☐	☐
03 - Michael J. Coyle	☐	☐
04 - Charles J. Dockendorff	☐	☐
05 - Lloyd E. Johnson	☐	☐
06 - Mark W. Kroll	☐	☐
07 - Claire Pomeroy	☐	☐
08 - Christopher A. Simon	☐	☐
09 - Ellen M. Zane	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

REVOCABLE PROXY — HAEMONETICS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
DATE: JULY 25, 2024
TIME: 8:00 A.M. EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints Ellen M. Zane and Christopher A. Simon, and each of them, with full power of substitution, as proxies for the shareholder, to attend the 2024 Annual Meeting of Shareholders of Haemonetics Corporation (the "Company"), to be held at Haemonetics Corporation, 125 Summer Street, Boston, MA 02110 USA on Thursday, July 25, 2024 at 8:00 A.M., Eastern Time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this proxy and, at their discretion, upon such other matters as may properly come before this meeting.

ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH SHARES IS HEREBY REVOKED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE AND "FOR" PROPOSALS 2 AND 3.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET, BY TELEPHONE OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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